UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant   ☒                        Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Westar Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 1, 2016

Dear Fellow Shareholder:

We cordially invite you to the 2016 Annual Meeting of Shareholders of Westar Energy, Inc. The meeting is at 10:00 a.m., Central Daylight Saving Time, on Thursday, May 19, 2016, in the Shawnee Room at the Maner Conference Center located at the southeast corner of 17th Street and Western Avenue in Topeka, Kansas 66612.

At the meeting, we will elect three members of our board of directors and vote on the other matters set forth in the enclosed notice of the meeting and proxy statement. Upon the completion of the business matters to be conducted at the annual meeting, we will report on our business and our plans for the future.

YOUR VOTE IS IMPORTANT. We urge you to read this proxy statement carefully. Whether or not you plan to attend the annual meeting, please take time to vote as soon as possible using the voting procedures for the Internet or by telephone or by completing and mailing the enclosed proxy card.

If you plan to attend the meeting, please check the appropriate box when voting so we may plan appropriately.

We extend our thanks for your continued investment in Westar Energy, Inc. and look forward to seeing you at the annual meeting.

Sincerely,

CHARLES Q. CHANDLER IV Chairman of the Board	MARK A. RUELLE President and Chief Executive Officer

HOW TO VOTE

There are four ways you may vote, as explained in the detailed instructions on your proxy card.

•	Internet. Vote via the Internet by following the voting instructions on the proxy card or notice.

•	Telephone. Vote by calling the toll-free number on the proxy card or notice.

•	Proxy Card. Vote by completing and returning your proxy card in the enclosed envelope.

•	In Person at the Annual Meeting. Vote in person by attending the annual meeting.

If you vote on the Internet or by telephone, you do not need to return your proxy card. Please see the enclosed proxy card for more detailed information on how to vote your shares.

ANNUAL MEETING ADMISSION

Either an admission ticket or proof of ownership of Westar Energy stock must be presented in order to be admitted to the annual meeting. You may also be asked to present valid picture identification. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof evidencing your ownership on March 21, 2016 with you to the annual meeting, or you may request an admission ticket in advance by contacting Continental Stock Transfer and Trust Company at 917-262-2373 or by email at proxy@continentalstock.com. Each shareholder may be accompanied by one guest. If you would like directions to the annual meeting location, please contact Continental Stock Transfer and Trust Company.

REDUCE MAILING COSTS

If you share the same last name with other shareholders living in your household, you can help us reduce printing and mailing costs by electing to receive only one copy of our annual report and proxy statement. Please see “Questions and Answers about the Meeting and Voting” below for more information about “householding.” Additionally, shareholders may help us to reduce printing and mailing costs further by electing to access our proxy materials and annual report via the Internet. If you select this option, you will receive information on how to access these materials along with your proxy card. Please indicate your consent to accessing future proxy materials via the Internet by checking the appropriate box on your proxy card or contacting Continental Stock Transfer and Trust Company at 917-262-2373 or by email at proxy@continentalstock.com.

WESTAR ENERGY, INC.

818 South Kansas Avenue

Topeka, Kansas 66612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m. (Central Daylight Saving Time) on Thursday, May 19, 2016

Place	Shawnee Room at the Maner Conference Center Located at the southeast corner of 17th Street and Western Avenue in Topeka, Kansas 66612

Purpose	• To elect three Class II directors to serve for a term of three years

• To provide an advisory vote to approve named executive officer compensation

•     To ratify and confirm the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016

•     To approve an amendment to our Long Term Incentive and Share Award Plan, as amended and restated, and to re-approve the material terms of the performance goals under the plan

•     To vote on a shareholder proposal requiring a report on our strategies surrounding distributed generation

• To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting

Record Date	You may vote if you were a shareholder of record on March 21, 2016

Proxy Voting	Your vote is important. You may vote in one of four ways:

• via the Internet using instructions on the proxy card or notice

• by calling the toll-free number on the proxy card or notice

• by signing, dating and returning your proxy card in the enclosed envelope

• in person by attending the annual meeting

On behalf of the Board of Directors,

Larry D. Irick Vice President, General Counsel and Corporate Secretary

Topeka, Kansas April 1, 2016

Important Notice Regarding the Availability of Proxy Materials

For the Shareholders Meeting to be Held on May 19, 2016.

The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2015 that accompany this Notice are available for viewing via the Internet at www.cstproxy.com/westarenergy/2016

i

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	38
Potential Payments Upon Termination	38
Potential Payments Upon Change in Control	38
Termination and Change in Control Tables	39
DIRECTOR COMPENSATION	43
Election to Be Paid in Stock	44
Election to Defer Compensation	44
2016 Director Compensation	44
Reimbursements	44
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	45
EQUITY COMPENSATION PLAN INFORMATION	45
ITEM 2 ON THE PROXY CARD—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	46
ITEM 3 ON THE PROXY CARD—RATIFICATION AND CONFIRMATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016	47
Independent Registered Accounting Firm Fees	47
Audit Committee Pre-Approval Policies and Procedures	47
ITEM 4 ON THE PROXY CARD—APPROVAL OF AN AMENDMENT TO OUR LONG TERM INCENTIVE AND SHARE AWARD PLAN AND RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PLAN	49
Amendment to Add Limits to Annual Equity Grants for Non-Employee Directors	49
Rationale for the Change	49
Re-Approval of the Material Terms of the Performance Goals under the Plan	50
Votes Required for Approval	51
General Description of the Long Term Incentive and Share Award Plan	51
Purpose of the Plan	52
Administration of the Plan	52
Award Types	52
New Plan Benefits	53
Long Term Incentive and Share Award Plan Grants Made During 2015	54
Tax Consequences of the Long Term Incentive and Share Award Plan	54
ITEM 5 ON THE PROXY CARD—SHAREHOLDER PROPOSAL REQUIRING A REPORT ON OUR STRATEGIES SURROUNDING DISTRIBUTED GENERATION	56
Shareholder Proposal and Supporting Statement	56
Our Response to the Shareholder Proposal	57
ADDITIONAL INFORMATION	58
Section 16(a) Beneficial Ownership Reporting Compliance	58
Shareholder Proposals	58
Director Recommendations and Nominations	58
Annual Report to Shareholders	59
Other Business	59
No Incorporation by Reference	59
Questions	59
Notices and Requests	60
APPENDIX A—COMPANIES INCLUDED IN THE TOWERS WATSON 2014 ENERGY SERVICES EXECUTIVE COMPENSATION DATABASE	A-1
APPENDIX B—WESTAR ENERGY, INC. LONG TERM INCENTIVE AND SHARE AWARD PLAN, AS AMENDED AND RESTATED	B-1

ii

PROXY STATEMENT

The board of directors of Westar Energy, Inc. (the “Company”) is soliciting proxies for the 2016 Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card contain information about the items you will vote on at the annual meeting. This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2015 are first being mailed or made available on the Internet on or about April 1, 2016.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote and how many votes do I have?

Shareholders of record at the close of business on March 21, 2016 may vote. As of that date there were outstanding and entitled to vote 141,628,529 shares of our common stock. For each matter presented for vote, you have one vote for each share you own.

How do proxies work?

The board of directors is asking for your proxy. Giving your proxy means you authorize the persons named as proxies to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. If you sign and return the proxy card but do not specify how to vote, the persons named as proxies will vote your shares as follows:

•	for the election of the director nominees

•	for approval of the advisory vote on executive compensation

•	for ratification and confirmation of Deloitte & Touche LLP as our independent registered public accounting firm for 2016

•	for approval of the amendment to our Long Term Incentive and Share Award Plan and re-approval of the material terms of the performance goals under the plan

•	against the shareholder proposal requiring a report on our strategies surrounding distributed generation

How do I vote?

If you were a shareholder of record on March 21, 2016, there are four ways you may vote, as explained in the detailed instructions on your proxy card. You may:

•	vote via the Internet by following the voting instructions on the proxy card or notice

•	vote by calling the toll-free number on the proxy card or notice

•	vote by completing and returning your proxy card in the enclosed envelope

•	vote in person by attending the annual meeting

Please follow the instructions on the proxy card or notice for voting by one of these methods. Please help us save time and postage costs by voting through the Internet or by telephone. If your shares are held by a broker or other nominee, you will receive instructions from the broker or other nominee that you must follow in order to vote your shares. Whether you plan to attend the meeting or not, we encourage you to vote by Internet, telephone or proxy as soon as possible.

Will anyone at the Company know how I vote?

Continental Stock Transfer and Trust Company will count the votes and act as the inspector of election for the annual meeting. Your individual vote will be kept confidential from our directors, officers and employees. If you write opinions or comments on your proxy card, a copy of your proxy card, excluding your voting instructions, will be sent to us so that we can respond, if appropriate, to your comment or question.

What does it mean if I receive more than one proxy card or notice?

You may receive more than one proxy card or notice depending on how you hold your shares and how your shares are registered. If you hold shares through someone else, such as a bank or broker, you may also receive proxy materials from them asking how you want to vote. If you participate in our Direct Stock Purchase Plan or our Employees’ 401(k) Savings Plan (“401(k) Plan”) and the account names are exactly the same on each, you will receive one proxy card or notice for all shares of common stock held in or credited to your accounts as of the record date. If the names on your accounts are different, you will receive more than one proxy card or notice. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting Continental Stock Transfer and Trust Company at 917-262-2373 or by email at proxy@continentalstock.com.

For shareholders in the 401(k) Plan, the proxy card or notice covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, trustee of the 401(k) Plan. The proxy card, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 P.M. on May 16, 2016, your shares will not be voted.

If you receive more than one proxy card or notice, we encourage you to complete and return all proxy cards delivered to you to vote all shares registered to you.

Can I change my vote?

You can revoke a proxy before the time for voting at the annual meeting in several ways:

•	by voting again via the Internet or by telephone

•	by mailing a revised proxy card with a more recent date than the prior proxy (we must receive the revised proxy card before the meeting to be effective)

•	by notifying our Corporate Secretary in writing that you are revoking your proxy

You may also revoke your proxy by voting in person at the annual meeting.

Who can attend the annual meeting?

All shareholders who owned shares at the close of business on March 21, 2016, or their duly appointed proxies, may attend the meeting. Each shareholder may be accompanied by one guest. Registration will begin at 8:45 a.m., and seating will begin at 9:00 a.m. If you attend, you may be asked to present valid picture identification, such as a driver’s license or passport. To avoid delays in gaining admittance to the meeting, registered shareholders should bring the “Admission Ticket” found at the top of the proxy card.

Please note that if you hold your shares in “street name” (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your Westar Energy ownership on March 21, 2016, and check in at the registration table at the meeting.

What constitutes a “quorum” for the meeting?

A quorum is necessary to conduct business at the annual meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the meeting. When a routine matter is to be voted upon at the meeting, such as the ratification of our independent registered public accounting firm, we count broker “non-votes” and abstentions as present for purposes of determining whether a quorum is present at the meeting.

What is a broker “non-vote”?

If a broker holds your shares in street name and you fail to provide voting instructions to your broker, the broker has the discretion to vote your shares on routine matters, such as ratification of our independent registered public accounting firm, but not on non-routine matters, such as the election of the director nominees or certain shareholder proposals. Broker “non-votes” on non-routine matters occur when you fail to provide voting instructions to your broker for shares you hold through your broker. As explained below (see, “How many votes are needed?”), broker “non-votes” do not count as votes cast. As a consequence, it is important that you provide voting instructions to your broker for shares you hold through your broker.

How many votes are needed?

Assuming a quorum is present, in an uncontested election, directors are elected by a majority of the votes cast under our majority voting policy. Under our majority voting policy, in an uncontested election, if a director nominee does not receive a majority of the votes cast in the election (that is, the director nominee receives a greater number of “withhold” votes than “for” votes), the director nominee is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and our board of directors. Please see “Corporate Governance Matters—Majority Vote Policy” below for further details on our majority voting policy. Abstentions and broker “non-votes” have no effect on the election of directors because they do not count as votes cast.

The outcome of the vote on compensation paid by the Company to its named executive officers (Item 2) will not be binding on the board of directors. The board of directors, in the exercise of its fiduciary duties, will consider the outcome of the advisory vote in determining how to proceed following such vote.

The affirmative vote of the majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be deemed to approve, on an advisory basis, the compensation of our named executive officers (Item 2), and will be required to ratify the selection of the independent accounting firm (Item 3) and to approve the shareholder proposal (Item 5). If you hold your shares in your own name and abstain from voting on these matters, your abstention will have the same effect as a negative vote for Items 2, 3 and 5.

The affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock, are required to approve the amendment to our Long Term Incentive and Share Award Plan (the “LTISAP”) and to re-approve the performance criteria for awards made under the plan (Item 4). Broker non-votes do not count as votes cast but do count for purposes of calculating voting power of the total outstanding shares of stock. Thus, abstentions have the same effect as a vote “against” the amendment, and abstentions and broker non-votes could impair approval of the proposal.

If you hold your shares through a broker and you do not instruct the broker on how to vote, your broker may exercise its discretionary authority to vote your shares regarding Item 3, but cannot exercise its discretionary authority to vote your shares regarding any other item.

Who pays for the solicitation of proxies?

We pay the cost of soliciting proxies. We retained D.F. King & Co., Inc. to assist with the solicitation for an estimated fee of $9,500, plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders. In addition to the use of the mail, proxies may be solicited personally or by telephone or electronic media by our employees.

What is “householding”?

Householding is a procedure that permits us, with your prior permission, to send a single set of our annual report and proxy statement, or a single Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside. Each shareholder will continue to receive a separate proxy card for voting and attendance purposes. Householding reduces the volume of duplicate information you receive, as well as our expenses. Please contact Continental Stock Transfer and Trust Company at 17 Battery Place, 8th Floor, New York NY 10004, or by phone at 917-262-2373 or by email at proxy@continentalstock.com if you would like to participate in householding, or if you participate in householding and wish to receive separate copies of the materials.

Can I elect to access future proxy materials via the Internet?

Shareholders who receive a printed copy of our proxy materials can help us reduce printing and mailing costs by electing to access future proxy materials and annual reports via the Internet. If you have received a printed copy of our proxy materials, please indicate your consent to accessing our proxy materials and annual reports via the Internet by contacting Continental Stock Transfer and Trust Company at 917-262-2373 or by email at proxy@continentalstock.com.

ITEM 1 ON THE PROXY CARD

ELECTION OF DIRECTORS

Directors and Nominees for Election as Directors

Our articles of incorporation provide that the board of directors will have no less than seven nor more than fifteen directors, as determined from time to time by the board of directors. Our board of directors currently consists of nine directors divided into three classes (Class I, Class II and Class III), with the term of office of each class ending in successive years. At each annual meeting of shareholders, the directors constituting one class are elected for a three-year term. The terms of the directors in Class II expire with this meeting.

The board of directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has unanimously nominated Richard L. Hawley, B. Anthony Isaac and S. Carl Soderstrom, Jr. for election as Class II directors. Each nominee has consented to being named as a nominee and to serve if elected. While it is not expected that any of the nominees will be unable or unwilling to serve, if for any reason one or more are unable or unwilling to do so, the proxies will be voted for substitute nominees selected by our board of directors or the board of directors may reduce the number of directors.

Director Nominees

Set forth below are the names, ages and backgrounds of the three director nominees and the other directors continuing in office, as well as the specific experiences, qualifications, attributes and skills that led our board of directors to conclude that these individuals should serve or continue serving as directors of the Company at this time.

Class II—Term Expiring in 2016

Richard L. Hawley, age 66, has served as our director since October of 2011. Mr. Hawley has over forty years of business experience, including twelve years as a chief financial officer within the electric and gas utility industries and fourteen years as a partner with an international accounting firm. From December of 2003 until December of 2011, Mr. Hawley was executive vice president and chief financial officer of Nicor, Inc. and its regulated natural gas distribution utility subsidiary, Northern Illinois Gas Company, each located in Naperville, Illinois. From 1998 until 2002, Mr. Hawley was vice president and chief financial officer of Puget Energy, Inc. and its regulated electric and natural gas distribution utility subsidiary, Puget Sound Energy, Inc., each located in Bellevue, Washington. Prior to that, Mr. Hawley was an audit partner with Coopers & Lybrand (now PricewaterhouseCoopers), an international accounting firm, from 1984 to 1998 and he also served in various other positions with that firm from 1973 to 1984. His audit experience included a significant emphasis on utility industry clients. From 2003 to 2013, Mr. Hawley was a director, chairman of the audit committee and member of the nominating and corporate governance committee of Fisher Communications, Inc., a media company located in Seattle, Washington. Mr. Hawley’s qualifications to serve as our director include his work experience as a chief financial officer and audit partner, his years of experience within the electric and gas utility industries and his experience as a director of a public company.

B. Anthony Isaac, age 63, has served as our director since December of 2003. Mr. Isaac has thirty-nine years of business experience, thirty-five of which have been spent in leadership positions within the hotel industry. From 2011 until April of 2015, Mr. Isaac was Senior Vice President and Head of Select Service Strategy and Development of Hyatt Hotels Corporation, a global hotel management, franchising, ownership and development company based in Chicago, Illinois with properties worldwide. From 2000 until 2011, Mr. Isaac was president of LodgeWorks, L.P., a hotel management and development company based in Wichita, Kansas, which was acquired by Hyatt Hotels Corporation in 2011. Prior to 2000, Mr. Isaac held management positions with Wyndham International, Summerfield Hotel Corporation, Residence Inn Company and the Marriott Corporation. Mr. Isaac is currently vice chairman of the board and a member of the compensation and finance committees of Via Christi Health System in Wichita, Kansas. Mr. Isaac was formerly chairman of the board and chairman of the compensation, finance and strategic planning committees of The Via Christi Wichita Regional Health Network, a subsidiary of Via Christi Health System, and a trustee of Wichita Collegiate School, located in Wichita, Kansas. Mr. Isaac’s qualifications to serve as our director include his extensive leadership experience both as the chief executive officer of a privately-held company and as an executive with other large companies in the hotel industry, and his substantial experience with strategic planning and financial matters.

S. Carl Soderstrom, Jr., age 62, has served as our director since July of 2010. Mr. Soderstrom previously served as senior vice president and chief financial officer for ArvinMeritor, an automotive and commercial vehicle components manufacturer based in Troy, Michigan. Mr. Soderstrom brings over twenty-eight years of experience in operations, finance, engineering and product development in the automotive and manufacturing industries to our board of directors. Mr. Soderstrom’s experience includes executive and management positions at Rockwell International, General Electric Company and Emerson Electric. Mr. Soderstrom is a director, chairman of the audit committee and a member of the nominating and corporate governance committee of FreightCar America, Inc., a railcar manufacturing company located in Chicago, Illinois. Mr. Soderstrom is also a director, chairman of the corporate governance committee and member of the audit review committee of Lydall, Inc., a technology and manufacturing company headquartered in Manchester, Connecticut. Mr. Soderstrom’s qualifications to serve as our director include his substantial financial expertise, his operations and engineering knowledge from his experience at other large public companies and his substantial experience serving as a director of other public companies.

Continuing Directors

Class III—Term Expiring in 2017

Mollie H. Carter, age 53, has served as our director since June of 2003. Ms. Carter has twenty-nine years of business experience, including twenty years as a chief executive of a Kansas based financial institution. Ms. Carter has been president and chief executive officer of Sunflower Bank, N.A. since 2005, and of its holding company, Sunflower Financial, Inc. (formerly Sunflower Banks, Inc.), since 1996. Ms. Carter is also a director of Sunflower Financial, Inc. and chairman of the board of Sunflower Bank, N.A. These entities are family owned financial institutions with headquarters in Salina, Kansas. Ms. Carter is also president of Star A, Inc., and has held officer positions with Star A., Inc. since 1997. Star A, Inc. is a family owned company with Kansas agricultural and other investment interests. Prior to holding these positions, Ms. Carter served ten years as a senior investment officer for John Hancock Mutual Life Insurance Company. In addition, Ms. Carter has served as a director of Archer-Daniels-Midland Company since 1996 and is a member of the compensation and nominating and corporate governance committees, and she previously served as a director of Premium Standard Farms, Inc., a large processor of pork products. Ms. Carter is also a member of the Kansas Governor’s Council of Economic Advisors, a director of the Kansas Health Foundation and she previously served as a director of Foley Equipment Company, a private company. Ms. Carter’s qualifications to serve as our director include her substantial leadership experience as a chief executive officer, her financial expertise and her significant experience serving as a director of a large public company.

Jerry B. Farley, age 69, has served as our director since October of 2004. Mr. Farley has forty-four years of experience in the administration of the academic, business and fiscal operations of universities. Since 1997, Mr. Farley has been president of Washburn University located in Topeka, Kansas. Prior to that position, Mr. Farley worked in executive positions for the University of Oklahoma and Oklahoma State University. Mr. Farley has also been a Certified Public Accountant since 1972 and, although he has not practiced public accounting, his business responsibilities have included all aspects of financial management and reporting at three large public universities. Mr. Farley is a director and member of the audit and trust committees of CoreFirst Bank and Trust in Topeka, Kansas, and a director and member of the audit and governance committees of Guggenheim Investors, formerly The Security Group of Mutual Funds, also located in Topeka, Kansas. Mr. Farley also serves as a director for various non-profit and charitable organizations. Mr. Farley’s qualifications to serve as our director include his substantial leadership experience as the president of a public university, his extensive knowledge of the administration, financial and operational management of large organizations and his significant experience serving as a director of institutions in the financial industry.

Mark A. Ruelle, age 54, has served as our director and president since May of 2011 and as our chief executive officer since August of 2011. Mr. Ruelle brings twenty-nine years of business leadership experience to the board of directors. From 2003 to 2011, Mr. Ruelle was our executive vice president and chief financial officer. In that role, he had responsibility for large construction projects, information technology and human resources in addition to accounting, finance and investor relations. Between 1997 and 2002, Mr. Ruelle served in various executive positions at Sierra Pacific Resources, Inc., the owner of the largest electric utilities in Nevada. While there, Mr. Ruelle served four years as senior vice president and chief financial officer and one year as president of its Nevada Power Company unit. From 1986 to 1997, Mr. Ruelle worked for us in various executive positions. Mr. Ruelle was also a director and member of the audit, compensation and nominating and corporate governance committees of US BioEnergy Corporation from 2006 to 2008. Mr. Ruelle currently serves as a director, chairman of the nominating and governance committee and member of the audit committee of Houston Wire & Cable Company, a distributor of electrical wire and cable products and services based in Houston, Texas. Mr. Ruelle also serves as vice chairman of the Electricity Information Sharing and Analysis Center, an information exchange for the electricity sector that was formed in collaboration with the Department of Energy and the Electricity Sector Coordinating Council, as a member of the Department of Homeland Security Advisory Council, as a director the Edison Electric Institute, an association of shareholder owned electric companies, as a board member of GO Topeka Economic Partnership, a local civic organization, as a trustee for the Stormont-Vail Foundation, a non-profit organization and was formerly an advisory board member for a privately-held sports apparel concern located in Kansas. Mr. Ruelle’s qualifications to serve as our director include his leadership experience, his financial expertise and his extensive utility industry experience.

Class I—Term Expiring in 2018

Charles Q. Chandler IV, age 62, has served as our director since December of 1999 and chairman of our board of directors since December of 2002. Mr. Chandler has thirty-nine years of leadership experience with large, regional financial institutions. Mr. Chandler has been chief executive officer of INTRUST Bank, N.A. since 1996 (as well as president from 1996 to 2013) and president and chief executive officer of INTRUST Financial Corporation since 1990 and 2009, respectively. Mr. Chandler is also chairman of the board of both INTRUST Bank, N.A. and INTRUST Financial Corporation. Both companies are large regional financial institutions headquartered in Wichita, Kansas. Prior to this time period, Mr. Chandler spent thirteen years in other officer positions within those institutions. Mr. Chandler is also a director of Fidelity State Bank and Trust Company in Topeka, Kansas, First Bank of Newton in Newton, Kansas, HCA Wesley Medical Center in Wichita, Kansas, as well as several non-profit organizations. Mr. Chandler also served previously as a director of the First National Bank of Pratt, Kansas and New Horizons Foundation. Mr. Chandler’s qualifications to serve as our chairman of the board include his extensive leadership experience as a chief executive officer, his financial expertise and his knowledge of the business community in Wichita, Kansas, the largest city we serve.

R. A. Edwards III, age 70, has served as our director since October of 2001. Mr. Edwards has forty-one years of leadership experience with locally-based financial institutions. Mr. Edwards is chairman of the board of First National Bank of Hutchinson and was its president and chief executive officer from 1981 to 2010. Mr. Edwards is also a director and president of First Kansas Bancshares of Hutchinson, the parent corporation of First National Bank of Hutchinson. Mr. Edwards served as vice president of First Kansas Bancshares from 1986 to 2011. Both companies are financial institutions located in Hutchinson, Kansas. Mr. Edwards spent six years in executive positions and thirty-eight years as a director, including nine years as chairman of the board, with Douglas County Bank, a financial institution located in Lawrence, Kansas. Mr. Edwards also serves as chairman of the board and a member of the governance committee of Data Center, Inc., a bank technology company located in Hutchinson, Kansas, a director and member of the audit committee of Kansas Natural Gas, a private company located in Hays, Kansas, a director of Mitchelhill Seed Company, a private company located in Missouri, and a director or trustee of several non-profit organizations and foundations. Mr. Edwards’ qualifications to serve as our director include his substantial leadership experience as a chief executive officer and his financial expertise.

Sandra A.J. Lawrence, age 58, has served as our director since October of 2004. Ms. Lawrence brings thirty-seven years of varied business experience to her position as our director. Since December of 2005, Ms. Lawrence has been executive vice president and chief financial officer of Children’s Mercy Hospital located in Kansas City, Missouri. From December of 2004 until March of 2005, Ms. Lawrence was senior vice president and treasurer, and from March of 2005 until December of 2005, she was senior vice president and chief financial officer, of MRI Global (formerly Midwest Research Institute), an independent, non-profit, contract research organization located in Kansas City, Missouri. Prior to that Ms. Lawrence spent twenty-six years in professional or management positions in the architecture, real estate, financial services, packaging, and medical research industries. Ms. Lawrence is a director of Turn the Page KC, a past director (and past Chairman of the Board) of the Greater Kansas City Community Foundation, a former director (and former Chairman of the Board) of the Kansas BioScience Authority, an organization dedicated to the advancement of Kansas’ leadership in bioscience, a director and chair of the audit committee and member of the investment committee of the Hall Family Foundation, a private charitable organization, and a director and member of the investment committee of the Nelson-Atkins Museum, located in Kansas City, Missouri. Ms. Lawrence was an appointee to the Mayor’s Google Task Force in Kansas City, Missouri and she also served on The Kansas City Market Board of US Bank and as a director of Children’s Mercy Hospital, J.E. Dunn Construction Group, Inc., and numerous other private, non-profit and civic organizations. Ms. Lawrence’s qualifications to serve as our director include her substantial financial expertise and her extensive service as a director with public and private organizations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE NOMINEES.

Board of Directors’ Responsibilities

The board of directors’ primary responsibility is to seek to maximize long-term shareholder value. The board of directors selects senior management, monitors management’s and the Company’s performance and provides advice and counsel to management. Among other things, at least annually, the board of directors reviews our business strategy and approves our budget. In fulfilling the board of directors’ responsibilities, directors have full access to management, internal and external auditors and outside advisers.

Corporate Governance Matters

General.    The board of directors and management are committed to maintaining strong corporate governance practices that allocate rights and responsibilities among the board of directors, management and our shareholders in a manner that benefits the long-term interests of our shareholders. Accordingly, our corporate governance practices are designed not just to satisfy regulatory and stock exchange requirements, but also to provide for effective oversight and management of the Company.

The Nominating and Corporate Governance Committee engages in a regular process of reviewing our corporate governance practices, including comparing our practices with those recommended by various corporate governance authorities, the expectations of our shareholders and the practices of other leading public companies. The Nominating and Corporate Governance Committee also regularly reviews our corporate governance practices in light of proposed and adopted laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules of the Securities and Exchange Commission (“SEC”) and the rules and listing standards of the New York Stock Exchange (“NYSE”).

Corporate Governance Guidelines and Independence.    The board of directors has adopted Corporate Governance Guidelines, which provide a framework for our corporate governance initiatives and cover topics including, but not limited to, board and committee composition, director compensation and director qualifications. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and reporting and recommending to the board of directors any changes to the Corporate Governance Guidelines. Our Corporate Governance Guidelines are available from our Corporate Secretary and on our Internet website at www.westarenergy.com.

Our Corporate Governance Guidelines require that a majority of the board of directors must meet the independence standards established by the NYSE. The board of directors has determined that each member of the board of directors, except Mr. Ruelle, is independent.

In making that determination, the board of directors applied the independence standards established by the NYSE and, if applicable, the following categorical standards. These categorical standards are included in our Corporate Governance Guidelines and are based on the independence standards established by the NYSE. In addition, the board of directors considered any other relevant facts and circumstances.

Any director who meets the following criteria is presumed to be independent (except for purposes of service on certain of the committees of the board of directors, as described below) absent an affirmative determination to the contrary by the Nominating and Corporate Governance Committee:

1.	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to us or received payments from us for goods and services that were less than the greater of 2% of the other entity’s gross consolidated revenues for the fiscal year and $1 million.

2.	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which we were indebted at the end of its most recently completed fiscal year in an amount less than the greater of 2% of the other entity’s total consolidated assets at the end of the fiscal year and $1 million.

3.	A director who is a member or employee of a law firm that has provided services to us during the most recently completed fiscal year if the total billings for such services were less than the greater of 2% of the law firm’s gross revenues for the fiscal year and $1 million.

4.	A director who is a partner, executive officer or employee of any investment banking firm that has performed services for us (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was less than the greater of 2% of the investment banking firm’s consolidated gross revenues for such fiscal year and $1 million.

Certain Relationships with Directors.    In determining that each of the members of our board of directors other than Mr. Ruelle is independent, the board considered and determined that the relationships described below are not material and do not cause the directors to fail to satisfy the standards for independence established by the NYSE. Mr. Chandler holds positions as a director and officer of INTRUST Bank, which has issued letters of credit related to the workers compensation program for the Wolf Creek nuclear power plant in which we have a 47% ownership interest.

Board Leadership.    As set forth in our Corporate Governance Guidelines, the board of directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the chairman of the board and chief executive officer in any way that is in the best interests of the Company. These roles are currently separate as has been the case since 2003. The board of directors believes that separation provides, at present, the best balance of these important responsibilities with the chairman of the board directing board operations and leading the board in its oversight of management, and the chief executive officer focusing on developing and implementing the strategy approved by the board and managing the Company’s day-to-day business.

Board’s Role in Risk Oversight.    Our board of directors recognizes that it has ultimate responsibility for oversight of the Company’s enterprise risk management practices. This responsibility has not been delegated to one of our standing board committees. Rather, each board committee helps oversee risk in areas over which it has responsibility. Management is responsible for developing and implementing appropriate risk management practices on a day-to-day basis. The full board of directors receives an annual report from management of key risks. Management provides in-depth reports on risks the board of directors indicates it wishes to receive additional information about, as well as other periodic updates on various risks for the Company and the electric utility industry.

Policies and Procedures for Approval of Related Person Transactions.     In February 2007, our board of directors formally adopted a policy with respect to related person transactions to document procedures where such transactions are reviewed, approved or ratified. The policy applies to any transaction in which the Company is a participant and any related person has a direct or indirect material interest and the amount involved exceeds $120,000. The Nominating and Corporate Governance Committee is responsible for reviewing, approving and ratifying any related person transaction. The Nominating and Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders. There were no related person transactions in 2015. The policy is available, without charge, from our Corporate Secretary and made available on our Internet website at www.westarenergy.com.

Communications with Directors.    You may contact our board of directors, a committee of our board of directors, or an individual director by writing to them at Westar Energy, Inc., 818 S. Kansas Avenue, Topeka, Kansas 66612, Attention: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the board of directors, the chairman of the appropriate committee of the board of directors or an individual director, as applicable. Communications that are unrelated to the duties and responsibilities of the board of directors will not be distributed to the directors, but will be available to any director upon request. The Corporate Secretary will take additional action or respond to letters in accordance with instructions from the relevant director.

Majority Voting Policy.    In October 2006, our board of directors adopted a majority voting policy, included in our Corporate Governance Guidelines, requiring director nominees to receive a majority of the votes cast (that is, the nominees receive more “for” votes than “withhold” votes) with respect to such director in an uncontested election. If an incumbent director in an uncontested election does not receive a majority of the votes cast, he or she must tender a resignation promptly following certification of the stockholder vote. Our Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the board of directors. The board of directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days following certification of the stockholder vote. The Nominating and Corporate Governance Committee in making its recommendation, and the board of directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

Any director who tenders his or her resignation pursuant to this policy will not participate in the consideration of it by either the Nominating and Corporate Governance Committee or the board of directors. If an incumbent director’s resignation is not accepted, he or she will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. Pursuant to the policy, the board of directors will nominate for directors only individuals who agree to comply with the policy.

Code of Ethics.    We have adopted a code of ethics that applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and controller. Our Code of Business Conduct and Ethics is available, without charge, from our Corporate Secretary and made available on our Internet website at www.westarenergy.com. We intend to post on our Internet website any amendments to, or waivers from, our Code of Business Conduct and Ethics that apply to our chief executive officer, chief financial officer or controller within five business days of the date of the amendment or waiver.

Board Meetings and Committees of the Board of Directors

Board Meetings.    Our board of directors held six meetings including one held in conjunction with an annual strategic planning meeting during 2015. Each director attended at least 75% of the total number of board and committee meetings held while he or she served as a director or member of a standing committee in 2015. All of the directors who served on the board at the time of the 2015 Annual Meeting of Shareholders attended the meeting. All nominees and continuing directors are encouraged to attend the annual meetings of shareholders.

Executive Sessions.    Executive sessions, or meetings of our non-employee directors without management present, are held at regularly scheduled meetings of the board of directors. Each of these sessions is presided over by Mr. Chandler. Our standing committees also meet periodically in executive sessions presided over by the chairman of the committee.

We have four standing committees of the board of directors: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. The charter for each committee is available, without charge, from our Corporate Secretary and is available on our Internet website at www.westarenergy.com. The chairman of each committee is recommended by the Nominating and Corporate Governance Committee and approved by the board of directors.

BOARD OF DIRECTORS COMMITTEE ASSIGNMENTS

	Audit Committee		Compensation Committee		Finance Committee		Nominating and Corporate Governance Committee
Number of Meetings Held in 2015	5		5		7		5
Mollie H. Carter			X	*	X
Charles Q. Chandler IV							X
R.A. Edwards III	X						X
Jerry B. Farley	X						X
Richard L. Hawley	X	*	X
B. Anthony Isaac			X		X	*
Sandra A.J. Lawrence			X				X	*
Michael F. Morrissey(1)	X		X
Mark A. Ruelle
S. Carl Soderstrom, Jr.	X				X

*	Chairperson

(1)	Mr. Morrissey retired from our board of directors on May 21, 2015.

Audit Committee.    The committee oversees the integrity of our financial statements and the performance of our internal audit and compliance function, reviews our policies and practices with respect to risk assessment and risk management, including discussing with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures, and serves as our “qualified legal compliance committee” and in that role reviews any report made directly, or otherwise made known, to the committee by an attorney representing our company or our subsidiaries of a material violation of federal or state law. The committee has the sole responsibility for the retention, compensation and oversight of the firm of independent registered public accountants that audits our financial statements and for approving non-audit services performed by our independent registered public accountants. The committee reviews with the independent registered public accountants the scope and results of their audits, as well as our accounting procedures, internal controls and accounting and financial reporting policies and practices, and makes reports and recommendations to the board of directors as it deems appropriate. The committee also determines whether management has established a system to promote the accuracy and completeness of our financial statements and other publicly disclosed information. No member of the committee serves on the audit committee of more than three public companies. The authority and responsibilities of the committee are more fully set forth in the Audit Committee Charter.

The chairman of the committee is Mr. Hawley. The other members of the committee are Mr. Edwards, Mr. Farley and Mr. Soderstrom. Mr. Morrissey was chairman of the committee until his retirement on May 21, 2015. The board of directors has determined that each of the members of the committee meets the experience and independence requirements of the rules of the NYSE. The board of directors has determined that one member of the committee possesses the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and has designated Mr. Hawley as that expert.

Compensation Committee.    The committee performs the following functions with respect to compensation for our executive officers, including our named executive officers, as directed by the committee’s charter:

•

reviews and makes a recommendation to the Board for our chief executive officer’s annual base salary, annual incentive compensation, long-term incentive compensation, employment, severance and change-in-control agreements, if any, and any other compensation, ongoing perquisites or special benefit items;

•

reviews and approves for each officer with policy making responsibilities, his or her annual base salary, annual incentive compensation, long-term incentive compensation, employment, severance and change-in-control agreements, if any, and any other compensation, ongoing perquisites or special benefit items;

•

considers, in determining compensation for each of these officers, corporate and individual goals and objectives relevant to executive compensation, and each officer’s performance in light of these goals and objectives;

•

reviews for each other officer, his or her annual base salary and annual incentive compensation, and approves his or her long-term compensation and any employment, severance and change-in-control agreements;

•	reviews, in consultation with our chief executive officer, compensation and benefit policies generally and approves any equity based plans;

•	evaluates chief executive officer performance and reviews performance of the other officers with policy making responsibilities;

•	reviews, in consultation with our chief executive officer, our management succession plans; and

•	assesses risks arising from the Company’s compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company.

The charter vests the committee with sole authority to retain and terminate compensation consultants to assist the committee in evaluating and determining executive compensation and fulfilling its other responsibilities. This includes authority to approve all such consultants’ fees and other retention terms. The charter permits the committee to delegate, to one or more of our officers, the authority to make grants of restricted share units to officers who do not have policy making responsibilities. The charter also permits the committee to delegate its authority generally to subcommittees or to the chairman when the committee deems appropriate and in the best interests of the Company.

The committee’s charter requires approval of the committee’s recommendation about compensation for the chief executive officer by the full board of directors. To obtain approval, Ms. Carter reports on the committee’s recommendations, as well as other matters the committee is addressing, at meetings of the board of directors. She generally reports when the board meets in executive session with only the non-employee directors present. Mr. Chandler excuses Mr. Ruelle when the board is discussing his compensation and at other times that Mr. Chandler considers appropriate so that board members are able to openly discuss officer compensation. A representative of our outside legal counsel for corporate governance matters attends some of these executive sessions. In connection with Ms. Carter’s reports, the board of directors generally receives, or is provided access to, the same market information for compensation of executive officers that is received by the committee.

Ms. Carter is the chairman of the committee. The other members of the committee are Mr. Hawley, Mr. Isaac and Ms. Lawrence. Mr. Morrissey was a member of the committee until his retirement on May 21, 2015. The board of directors has determined that each of the members of the committee meets the independence requirements of the rules of the NYSE, and each member of the committee is a “non-employee director” for purposes of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Because of their diverse skills and experiences, we believe the committee members are well-qualified to serve on the committee. Ms. Carter serves on the compensation/succession committee of Archer-Daniels-Midland Company. Ms. Carter, Mr. Hawley, Mr. Isaac and Ms. Lawrence have extensive experience with executive compensation matters as a result of their past and current employment as senior executives of substantial businesses. More detailed information regarding the committee’s processes and procedures is provided under “Compensation Discussion and Analysis” below.

Finance Committee.    The committee assists us in effectively managing our financial affairs, including the establishment of appropriate capital and operating budgets, financial forecasts and dividend policies. The committee also assists in evaluating financial and other business transactions. The authority and responsibilities of the committee are more fully set forth in the Finance Committee Charter.

The chairman of the committee is Mr. Isaac. The other members of the committee are Ms. Carter and Mr. Soderstrom.

Nominating and Corporate Governance Committee.    The committee identifies, reviews and recommends nominees for election to our board of directors, recommends directors for appointment to committees, recommends procedures through which director independence may be determined, oversees the evaluation of director performance and compensation, develops and recommends corporate governance guidelines to the board of directors and oversees compliance with our Corporate Governance Guidelines and our Code of Business Conduct and Ethics. The authority and responsibilities of the committee are more fully set forth in the Nominating and Corporate Governance Committee Charter.

The committee considers many attributes in evaluating prospective candidates or current directors for nomination or re-nomination to the board of directors including, among others, experience as a chief executive officer, utility or regulated industries experience, financial or accounting skills or oversight experience, legislative or regulatory experience, other public company experience and involvement in community affairs. The committee periodically assesses the current composition of the board of directors and whether the background, knowledge, experience and diversity of the current members are sufficient to effectively oversee our affairs. To assist in this assessment, the committee maintains an inventory of the competencies and qualifications of each director. In light of this assessment the committee considers the personal characteristics and background of prospective candidates or current directors, including, among other factors, their character, reputation for personal integrity and adherence to the highest ethical standards, business acumen and judgment and senior leadership experience with a record of increasing levels of responsibility in business or industry. The prior performance of current directors is considered when evaluating them for re-election.

Although the committee does not have a formal policy with respect to director diversity, the committee recognizes that a board with a diverse set of skills, experiences, specialized knowledge and perspectives will enhance the quality of the board’s deliberations and decisions and best serve the interests of our shareholders, customers, employees and other constituencies. In evaluating the board’s diversity, the committee may consider the board’s diversity in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.

The committee may employ an executive search firm from time to time to assist in the identification and recruitment of new directors.

The committee will consider a candidate for director suggested by a shareholder by applying the criteria described above and the independence standards attached as Annex A to our Corporate Governance Guidelines. If nominated, we will identify the candidate and the shareholder (or group of shareholders) recommending the candidate in our next proxy statement. If a shareholder wishes the committee to consider an individual as a candidate for election to the board of directors, the shareholder must submit a proper and timely request as specified in the “Submitting Director Recommendations to the Nominating and Corporate Governance Committee” section of this proxy statement.

The chairman of the committee is Ms. Lawrence. The other members of the committee are Mr. Chandler, Mr. Edwards and Mr. Farley. The board of directors has determined that each member of the committee is independent, based on our independence standards and those of the NYSE applicable to determining independence for members of an audit committee.

Non-Employee Director Stock Ownership

In 2015, non-employee directors were encouraged to own a minimum number of shares of our common stock equal to five times the $60,000 annual cash retainer earned by non-employee directors, divided by the closing price of our common stock on the last trading day of the prior year ($41.24). For 2015, the minimum number of shares was 7,275 shares. For 2016, the minimum number of shares is 8,253 shares, based on five times the $70,000 annual cash retainer and the closing price of our common stock on December 31, 2015 ($42.41). The minimum number of shares for the chairman of the board is the same as the number of shares for the other non-employee directors irrespective of the larger stock award made to the chairman of the board. Non-employee directors may accumulate the number of shares necessary to meet the minimum stock ownership level during the first five years after becoming a director. All of our non-employee directors own the minimum number of shares.

We also expect all directors to comply with all federal, state and local laws regarding trading in our securities and disclosing material, non-public information. We have procedures in place to assist directors in complying with these laws.

Board of Directors’ Self-Evaluation

The board of directors conducts a self-evaluation of its performance annually. The evaluation includes a review of the board’s composition, responsibilities, structure, processes and effectiveness. Each committee of the board of directors conducts a similar self-evaluation with respect to such committee.

Director Orientation and Education

Each individual, upon joining the board of directors, is provided with an orientation regarding the role and responsibilities of the board of directors and our business. As part of this orientation, new directors meet with members of our senior management.

The board of directors is also committed to the ongoing education of its members. From time to time, our officers and other managers present and discuss information with the board of directors regarding their respective areas. Moreover, our directors are encouraged to attend no less frequently than every other year, at least one director education program. We reimburse the directors for fees and expenses associated with attending educational programs.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors (the “Committee”) is composed entirely of directors who are independent under the NYSE listing standards. In addition, each member has the accounting or related financial management experience required under the NYSE listing standards. Our board of directors has determined that at least one member of the Committee possesses the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) of the Securities Exchange Act of 1934 and has designated Mr. Hawley as that expert. The Committee operates under a written charter that was last amended on December 10, 2013. A copy of the Committee’s charter is available from the Company’s Corporate Secretary and made available on the Company’s Internet website at www.westarenergy.com. As required by the charter, the Committee reviews and reassesses the charter annually and recommends any changes to the Company’s Nominating and Corporate Governance Committee for approval.

During 2015, at each of its regularly scheduled meetings, the Committee met in separate private sessions with the senior members of the Company’s financial management team, the Company’s chief audit executive and the Company’s independent registered public accounting firm. An executive session with only the members of the Committee in attendance was also held at each of these meetings. The Committee’s agenda is established by the Committee’s chairman and the Company’s chief audit executive.

Under the Committee’s charter, the Committee has the responsibility to, among other tasks, monitor and provide oversight of management’s preparation of the Company’s financial statements and management’s performance in establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The Committee also has the responsibility to review the qualifications, independence and performance of the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. This opinion is based on an audit conducted by the independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). During 2015, the Company’s independent registered public accounting firm was Deloitte & Touche LLP.

In performing its functions, the Committee acts only in an oversight capacity and relies necessarily on the work and assurances provided to it by management and on opinions made to it by the Company’s independent registered public accounting firm in its report. Accordingly, the oversight provided by the Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls related to the financial reporting process, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or that the audit of the Company’s financial statements and effectiveness of the Company’s internal control over financial reporting by the independent registered public accounting firm has been carried out in accordance with the standards of the PCAOB.

In fulfilling its responsibilities for the year ended December 31, 2015, the Committee has met with the Company’s management, the Company’s chief audit executive and the Company’s independent registered public accounting firm to review the audited financial statements that are included in the Annual Report on Form 10-K for the year ended December 31, 2015, including a discussion of the reasonableness of significant accounting judgments and estimates, the overall quality and adequacy of the Company’s internal controls over financial reporting, and the organizational structure and responsibilities of the Company’s internal audit function.

The Committee and members of the Company’s management discussed with the independent registered public accounting firm matters required to be discussed by the auditor with the Committee and others charged with governance responsibilities under PCAOB Auditing Standard No. 16, Communications with Audit Committees, as amended, and other regulations. The Committee received and discussed with the independent registered public accounting firm its annual written report on the auditor’s independence from the Company and its management, which is required by applicable requirements of the PCAOB, regarding the firm’s communications with the Committee concerning independence. The Committee considered whether the non-audit services provided by the independent registered public accounting firm to the Company during 2015 were compatible with the auditor’s independence.

The Committee has appointed Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm and to examine the Company’s financial statements, and those of its subsidiaries, for the year ending December 31, 2016 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016. The Committee’s selection of Deloitte & Touche LLP took into account the Committee’s review of Deloitte & Touche LLP’s qualifications as the independent registered public accounting firm for the Company. In addition, the review included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services. In the Committee’s business judgment, the nature and extent of non-audit services performed by Deloitte & Touche LLP during 2015 did not impair the firm’s independence.

In reliance on the reviews and discussions detailed in this report and the report of the independent registered public accounting firm, the Committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and that such report be filed with the Securities and Exchange Commission.

The Audit Committee

Richard L. Hawley, Chairman

R.A. Edwards III

Jerry B. Farley

S. Carl Soderstrom

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

Certain Beneficial Owners of Common Stock

The following table sets forth certain information regarding beneficial ownership of our common stock on February 16, 2016 by each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	9,860,818	7.0%
Common Stock	Stowers Institute for Medical Research(3) 4500 Main Street, 9th Floor Kansas City, MO 64111	8,893,578	6.3%
Common Stock	The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	9,990,243	7.1%

(1)	Based on the number of shares of our common stock outstanding on February 16, 2016.

(2)	As reported in a Schedule 13G/A filed with the SEC on January 27, 2016 by BlackRock, Inc., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, and BlackRock Life Limited.

(3)	As reported in a Schedule 13G filed with the SEC on February 11, 2016 by Stowers Institute for Medical Research, American Century Companies, Inc., and American Century Investment Management, Inc.

(4)	As reported in a Schedule 13G/A filed with the SEC on February 11, 2016 by The Vanguard Group, Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd.

Security Ownership of Management

The following information relating to the ownership of shares of our common stock is furnished with respect to each of our current directors and named executive officers individually, and with respect to our current directors and executive officers as a group, as of February 16, 2016.

	Shares Beneficially Owned(1)		Percent of Class	Restricted Share Units(2)		Total
Outside Directors
Mollie H. Carter	71,333		*	—		71,333
Charles Q. Chandler IV	85,994	(3)	*	—		85,994
R.A. Edwards III	102,060	(4)	*	—		102,060
Jerry B. Farley	31,100	(5)	*	—		31,100
Richard L. Hawley	14,006	(6)	*	—		14,006
B. Anthony Isaac	38,812		*	—		38,812
Sandra A.J. Lawrence	45,266		*	—		45,266
S. Carl Soderstrom, Jr.	12,353		*	—		12,353

Management
Mark A. Ruelle	132,368	(7)	*	59,765		192,133
Greg A. Greenwood	27,561		*	19,010		46,571
Anthony D. Somma	25,493		*	18,580		44,073
Larry D. Irick	60,389		*	12,515		72,904
Bruce A. Akin	29,110	(8)	*	7,890		37,000
All directors and executive officers as a group (16 individuals)	725,796	(9)	*	137,905	(10)	863,701	(9)(10)

*	Represents less than 1% of our outstanding common stock.

(1)	Includes beneficially owned shares held in our 401(k) Plan, shares deferred under our LTISAP in a stock-for-compensation program that was discontinued in 2001 and shares deferred under our Non-Employee Director Deferred Compensation Plan.

(2)	While not required to be reported, we include unvested time-based restricted share units held by executive officers because we believe this demonstrates how the interests of our executive officers and shareholders are aligned.

(3)	Includes 5,767 shares of our common stock that are held in a parental trust of which Mr. Chandler is a co-trustee.

(4)	Includes 3,372 shares of our common stock that are held by Mr. Edwards’ spouse. These shares are not subject to Mr. Edwards’ voting or investment power.

(5)	Includes 3,897 shares held in joint tenancy with Mr. Farley’s spouse.

(6)	Includes 4,223 shares held in joint tenancy with Mr. Hawley’s spouse.

(7)	Includes 18,317 shares held in a trust in the name of Mr. Ruelle’s spouse, of which Mr. Ruelle is the beneficiary.

(8)	Includes 24 shares held by Mr. Akin’s daughter.

(9)	Includes 49,951 shares of our common stock held by three other executive officers and shares referred to in items (3) through (9) above.

(10)	Includes 20,145 unvested time-based restricted share units held by three other executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section provides a discussion and analysis of our philosophy and objectives for compensation of our named executive officers, the process we utilize when annually reviewing executive compensation and the elements of our executive compensation program. This discussion is generally applicable to all of our officers. Compensation data for each of our named executive officers appear in the Summary Compensation Table and the other tables appearing immediately after this section.

Executive Summary

Philosophy.    Our executive compensation philosophy is to provide a total compensation opportunity for our officers, as a group, approximating the market median for officers of peer utilities, to reward company and individual officer performance and to strongly align the interests of our officers with those of our shareholders.

Our executive compensation program consists of the following primary elements:

•	base salary;

•	long-term incentive compensation in the form of time-based and performance-based restricted share units with three-year vesting and performance measurement periods; and

•

retirement and other benefits made available through our company-wide benefit plans and supplemented by retirement benefit and 401(k) restoration plans that result in officer benefits being calculated on the same basis as benefits for other covered employees.

Though customary in our industry and among our peers, we do not pay our officers annual cash incentives. Rather, our compensation program focuses our officers on long-term performance.

Features.    The Compensation Committee (the “Committee”), which administers our executive compensation program, believes the following features of our executive compensation program are especially important in supporting the program’s philosophy and objectives:

•	market median compensation is based primarily on data obtained by Towers Watson from its annual survey of energy services companies, with the data adjusted based on revenues;

•	the reasonableness of the survey data is corroborated by comparing it to compensation data for a peer group that is also used to determine relative total shareholder return;

•	individual officer compensation is set based on individual officer considerations such as performance and experience;

•	the program provides for a significantly higher proportion of long-term incentive compensation than market median due to the absence of an annual short-term incentive;

•

50% of long-term incentive compensation is comprised of performance-based restricted share units with performance and vesting tied to our relative total shareholder return measured over a three-year period;

•

performance-based restricted share units pay out in a range from zero to 200% of the target level, depending upon whether our total shareholder return is above or below the targeted total shareholder return of a peer group measured over the applicable performance period;

•	each officer is required to own shares of our common stock valued at one to five times his or her base salary depending on his or her position;

•	officers do not receive perquisites;

•	officers do not have employment agreements;

•

the change in control agreements with our officers have only “double-trigger” provisions (that is, benefits would be paid under the change in control agreements only if the officer’s employment terminates for qualifying reasons following the change in control) and payments under these agreements are capped to avoid excise taxes; and

•	the Committee relies on an independent compensation consultant engaged by and reporting directly to the Committee.

Total Shareholder Return Performance.    For compensation purposes, we calculated total shareholder return of approximately 8% in 2015 and approximately 61% for the three-year performance period ended in 2015. On a relative basis, this total shareholder return for the three-year performance period placed us at the 81st percentile of the total shareholder return of our peer group. As a result, performance-based restricted share units with performance tied to relative total shareholder return for this period paid out at 178.13% of the target level, as shown in the table below. Please see “Executive Officer Compensation Program Structure—Long-Term Incentive Compensation” for information on these calculations, and our 2015 Annual Report on Form 10-K for a more detailed description of our financial results.

	Total Shareholder Return Relative to Peer Group	Payout of Performance- Based Restricted Share Units
2013-2015 Target	50th percentile	100% of target
2013-2015 Actual	81st percentile	178.13% of target

Compensation Actions Taken During 2015.    In 2015, the Committee, as part of its annual executive compensation review processes:

•	approved increases in base salaries for our named executive officers and other officers to more closely align compensation for our officer team with the market median; and

•	approved annual long-term incentive compensation grants for our named executive officers and other officers;

•	50% time-based restricted share units with three-year vesting; and

•	50% performance-based restricted share units with three-year vesting and performance measurement periods, and with performance measured by our total shareholder return relative to a peer group.

Consideration of Results of the 2015 Shareholder Advisory Vote.    In May 2015, we provided our shareholders with an advisory vote on the 2014 named executive officer compensation as disclosed in our 2015 annual meeting proxy statement (a “say-on-pay” vote). Approximately 96% of the votes cast, excluding abstentions and broker non-votes, were in favor of the 2014 compensation of our named executive officers. The Committee regarded this result as evidence of strong shareholder support of our executive compensation philosophy and considered the advisory vote as a factor in its decision to continue our current executive compensation program.

Based on the preference indicated by our shareholders in May 2011, our Board of Directors adopted a policy to hold the “say-on-pay” vote each year at the annual meeting of the shareholders.

Executive Compensation Objectives

In furtherance of our philosophy described above, the principal objectives of our executive compensation program are to:

•	provide a compensation package that is competitive among our peers and will attract and retain a talented executive team;

•	recognize and reward strong performers;

•	create long-term shareholder value;

•	align our officers’ interests with those of our shareholders;

•	encourage a stable management team; and

•	motivate executives with appropriate incentives.

Overall, our intent is to provide a total compensation opportunity for our officers as a group that approximates the market median compensation opportunity at peer utilities, while also providing the Committee the flexibility to recognize relative individual performance. Because of its emphasis on stock-based compensation and the creation of long-term shareholder value, the Committee believes this compensation program is especially suited to our mission and business as a regulated electric utility where we believe a long-term perspective should guide most of our decisions and plans.

Executive Compensation Process

Compensation Program Review.    To ensure that our compensation policies and practices are consistent with our compensation philosophies and objectives, each year the Committee assesses and analyzes our executive compensation program, including each named executive officer’s compensation. As part of this process, the Committee obtains market information about compensation at other utilities and energy companies and obtains independent analysis and recommendations on competitive market practices from Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant engaged by and reporting to the Committee.

When making officer compensation decisions, we determine an aggregate pool of base salaries and target total compensation for the named executive officers and all of our other officers, but excluding the chief executive officer, after referencing the median level of target annual total compensation in the market data for the comparable positions held by our officers. (See below under “Benchmarking” for a more detailed discussion regarding the market data used and related methodology.) The aggregate pool of restricted share units comprising the long-term incentive is calculated based on the aggregate difference between target total compensation and base salary.

For the chief executive officer’s compensation, the Committee develops a range of compensation for the full board of directors to consider in light of the full board’s evaluation of the chief executive officer’s performance. Differences among officers in base salary and target annual total compensation reflect differences in median compensation levels for similar positions at comparably sized utilities, each officer’s experience, the scope of his or her responsibilities and the Committee’s or the chief executive officer’s subjective evaluation of an officer’s relative contribution, performance and consideration in our succession plans. Base salary and target annual total compensation may also take into account situations where we have assigned an officer to take on a cross-developmental assignment. The aggregate compensation pool is allocated among the officers other than our chief executive officer based primarily on the recommendations of our chief executive officer, but subject to review and approval by the Committee.

We have a history of developing and promoting executives from within the company when possible. As a result, compensation levels for our officers often begin significantly below the market medians for their respective positions. Depending upon their performance, these officers may receive proportionately larger increases to move their salaries and target total compensation close to the market medians.

Benchmarking.    To provide competitive total compensation, the Committee considers national market information about base salaries and other compensation from two sources described below. The Committee believes it is appropriate to look at national market data because we compete for executive talent on a national basis.

In 2015, the Committee relied principally on market information provided by Towers Watson derived from Towers Watson’s 2014 Energy Services Executive Compensation Database. We refer to this database as the “Towers Watson Database.” The database is an annual compilation of compensation for executive officer positions at a broad group of energy and utility companies nationwide prepared by Towers Watson. The companies included in the Towers Watson Database are listed in Appendix A to this proxy statement. After discussing each of our officer positions with management and Meridian, including the duties and responsibilities associated with each position, Towers Watson obtained data from its database for positions that in its judgment most closely corresponded to the positions held by our officers. Towers Watson then aggregated the data for the identified positions and adjusted it using recognized statistical methods to account for the different total revenues of the companies in its database as compared to our revenues. Meridian reviewed this market data to ensure that Towers Watson’s methodology was consistent with our executive compensation philosophy. The reports provided to the Committee showed market information for base salary and target annual total compensation for each benchmark position at the market median.

As an additional point of reference, the Committee also reviewed data derived by Meridian from the 2014 proxy statements for companies in the same peer group used to measure total shareholder return for performance-based restricted share units. The proxy data was used to compare the compensation levels of our named executive officers against the compensation of corresponding named executive officers of companies in the peer group. This comparison allowed the Committee to evaluate the reasonableness of the survey data and of our compensation program. The Committee may make compensation adjustments based on this comparison.

The companies included in the peer group for purposes of 2015 compensation decisions are listed below.

Company	2015 Revenues ($ billions)	Company	2015 Revenues ($ billions)
Alliant Energy Corp.	3.3	Pinnacle West Capital Corp.	3.5
Ameren Corporation	6.1	PNM Resources, Inc.	1.4
Avista Corp.	1.5	Portland General Electric Company	1.9
Black Hills Corporation	1.3	SCANA Corp.	4.4
Cleco Corporation	1.2	TECO Energy, Inc.	2.7
Great Plains Energy, Inc.	2.5	UNS Energy Corp. (Unisource)	1.5	(1)
IDACORP, Inc.	1.3	Vectren Corp.	2.4
Northwestern Corp.	1.2	Wisconsin Energy Corp.	5.0	(2)
OGE Energy Corp.	2.2
		Peer group median	2.2
		Westar Energy, Inc.	2.5

(1)	2013 revenues

(2)	2014 revenues

The Committee periodically reviews the peer group and may remove or add a company for various reasons, such as merger and acquisition activity. In February 2015, Cleco Corporation, UNS Energy Corporation and Wisconsin Energy Corporation were removed from the peer group due to pending strategic transactions and ALLETE, Inc., CMS Energy Corporation and UIL Holdings Corporation were added to the peer group. These changes were used for 2015 performance-based restricted share units and, subject to further changes, would be used in future compensation decisions.

Executive Officer Compensation Program Structure

Components.    Our 2015 officer compensation program contained the following principal elements.

Program Element	Element Objectives	Element Features

Base Salary	• Provide competitive level of fixed cash compensation • Recognize strong performers	• Evaluated in relation to market median reflecting factors unique to each officer’s role and responsibilities
• Adjustments based on subjective evaluation of performance and responsibilities, as well as internal equity • No short-term incentive

No Annual Cash Incentive	• Provide incentive through long- term incentive compensation	• Absence of an annual cash incentive supports focus on long-term performance

Restricted Share Units	• Create long-term shareholder value • Align compensation with shareholder interests • Promote management team stability • Provide appropriate incentives

• 50-50 allocation of time-based and performance-based restricted share units except for mid-year officer promotions

• Performance-based units pay out between zero and 200% of target based on relative total shareholder return compared to peer group

Pension and Other Benefits	• Provide competitive total compensation package	• 401(k) Plan matching • Group life insurance • Pension plan • Retirement benefit and 401(k) restoration plan

Consistent with our compensation philosophy and objectives, a significant portion of our officers’ annual total compensation is at risk or in the form of long-term incentives that align the interests of our officers with those of our shareholders. The following charts indicate the allocation of 2015 target annual total compensation approved in February 2015 between base salary and restricted share units for Mr. Ruelle and our other named executive officers.

Base Salary.    Base salary provides our officers competitive fixed cash compensation. While the aggregate amount of the base salaries for all of the officers (named executive officers and all other officers) is targeted at approximately the market median, base salaries for individual officers are set above or below the market median for the reasons discussed above.

The Committee reviews base salaries annually. In February 2015, the Committee considered an adjustment to the compensation of Mr. Ruelle. Mr. Ruelle made no recommendation regarding his own compensation, nor was he present in any discussions or presentations regarding his compensation. The Towers Watson market information provided to the Committee showed that Mr. Ruelle’s 2014 base salary was below the market median base salary. The Committee decided to increase Mr. Ruelle’s base salary from $775,000 to $820,000. The market information that Towers Watson provided to the Committee indicated that, after this adjustment, Mr. Ruelle’s new base salary would approximate the market median base salary.

In February 2015, the Committee also approved increases in base salaries for our other named executive officers. The approved increases, which were based in part on the Towers Watson market information and the recommendation of Mr. Ruelle, raised the aggregate amount of the base salaries for these officers to a level that was slightly below the market median and reflected the Committee’s objective of providing a competitive executive compensation program in light of prevailing business and economic conditions.

Taking into account these adjustments, the following table shows prior base salaries and the new base salaries for the named executive officers as approved by the Committee in February 2015.

Name	Prior Base Salary ($)	February 2015 Base Salary ($)
Mark A. Ruelle	775,000	820,000
Greg A. Greenwood	385,000	410,000
Anthony D. Somma	375,000	395,000
Larry D. Irick	310,000	345,000
Bruce A. Akin	270,000	290,000

Annual Cash Incentive.    Though unusual for the utility industry, our executive compensation program does not include an annual cash incentive component in order to focus our executives on long-term performance. The Committee believes the overall compensation program is appropriately performance-based without an annual cash incentive because of the potential for appreciation in the price of our common stock received when restricted share units vest, and the potential for above or below target payouts of performance-based restricted share units. The Committee has considered this issue from time to time and may revisit this issue again in the future. Because our executive compensation program does not include an annual cash incentive, total cash compensation for our officers is typically significantly less than the relevant market median of total cash compensation.

Long-Term Incentive Compensation.

Overview.    The Committee approves long-term incentive compensation for our officers and other key employees who are in positions to make positive contributions to our long-term performance and to create shareholder value through the development and execution of our business strategies. For 2015, 50% of the named executive officers’ long-term incentive is in the form of time-based restricted share units and the other 50% is in the form of performance-based restricted share units. Because we do not provide an annual cash incentive, restricted share units make up a larger percentage of the target annual total compensation of our officers than does the long-term incentive compensation component of the target annual total compensation for officers of our peer group.

The Committee believes restricted share units accomplish our executive compensation program objectives because they:

•	align the interests of management directly with those of our shareholders;

•	focus management’s efforts on performance that will create long-term shareholder value and sustain increases in the price of our common stock and our ability to pay dividends;

•	provide a competitive long-term incentive opportunity; and

•	provide a retention incentive for key employees because the restricted share units vest over time and will be forfeited in whole or in part if an officer’s employment terminates prior to vesting.

Our time-based restricted share units are designed to provide total compensation below the target market median if our common stock price significantly decreases after approval, but above the target market median if our common stock price significantly increases. The Committee believes this design also provides an incentive to our officers to continue their employment with us for the duration of the vesting period, thus providing us with continuity and stability of management.

Performance-based restricted share units compensate an officer based on relative total shareholder return, which is a measure of our stock price appreciation and dividend payments relative to those of a peer group. The Committee settled on relative total shareholder return as an appropriate performance measure because this measure focuses our officers on creating long-term shareholder value when developing and implementing strategic plans. The Committee believes that the risk and reward inherent in performance-based restricted share units provides an appropriate incentive for officers to manage the Company in the long-term interests of shareholders without encouraging inappropriate risk taking. See “Other Matters—Risk Assessment” below.

Process for Determining Long-Term Incentives.    Annually, the Committee reviews base salaries and target annual total compensation of our officers. The dollar amount of long-term incentive compensation is target annual total compensation less base salary. To determine the number of restricted share units, we use the average closing price of our common stock for the twenty trading days preceding the first day of the performance period, which customarily has been the first day of the year. Decisions related to the approval of long-term incentives are made independently of announcements of material information or stock price as of any particular date.

Restricted Share Unit Terms.    Each restricted share unit represents the right upon vesting to receive one share of our common stock. Prior to vesting, each time-based restricted share unit gives the holder the right to receive a cash payment equal to each dividend paid on one share of our common stock and which is paid at the same time as our common stock dividend. This right to receive a cash payment is referred to as a dividend equivalent. Dividend equivalents change when we change the dividend paid on our common stock. In the case of performance-based restricted share units, dividend equivalents are paid following vesting, but only to the extent vesting actually occurs.

Time-based restricted share units vest in three years, subject to the officer’s continued employment through the vesting date. Performance-based restricted share units vest in three years, subject to satisfaction of performance measures tied to our total shareholder return relative to the total shareholder return for a peer group over the three-year performance period. Total shareholder return is equal to the difference between the value of a share of common stock at the beginning and end of the three-year performance period using the average closing price of our common stock for the twenty trading days preceding such days, plus dividends paid as if reinvested in stock. For this measure, our total shareholder return is compared to total shareholder return of a peer group for the same three-year period. See “Benchmarking” above for a list of the companies included in our peer group for purposes of 2015 compensation. In February 2015, the Committee authorized a change to the form of award agreement to remove a company from the peer group for outstanding cycles when the company announces that it is being acquired. Previously, companies were removed from the peer group only after the transaction had closed. The Committee made this change to neutralize peer company stock price distortions that occur during the time between the announcement and closing of a transaction, which, in the electric utility industry, can often span more than one year.

The relative total shareholder return targets, and the corresponding payouts expressed as a percentage of the target number of performance-based restricted share units, are as follows:

Relative TSR Performance	Percentage Payout
90th percentile or above	200%
50th percentile to 90th percentile	100% to 200%
25th percentile to 50th percentile	25% to 100%
Below 25th percentile	0%

Interpolation is used to determine payouts if relative total shareholder return falls between the percentiles shown above.

Vesting of all restricted share units is subject to the officer’s employment with us continuing uninterrupted through the vesting date, except that a prorated portion of the restricted share units will vest on the scheduled vesting date if the officer’s employment terminates as a result of death, disability or retirement. Retirement means termination of an officer’s employment after reaching age 60 and ten years of service. Additionally, in the event of a change in control, all restricted share units will vest as of the date of the change in control. See “Potential Payments Upon Termination or Change In Control” below.

2015 Approvals.    In February 2015 the Committee approved long-term incentives for officers, including the named executive officers, as reflected in the following table:

Name	2015 Target Annual Long-Term Incentive Compensation ($)(1)	2015 Time-Based Restricted Share Units (#)(2)	2015 Performance- Based Restricted Share Units (Target) (#)(2)
Mark A. Ruelle	2,280,000	28,320	28,320
Greg A. Greenwood	720,000	8,945	8,945
Anthony D. Somma	705,000	8,755	8,755
Larry D. Irick	470,000	5,835	5,835
Bruce A. Akin	300,000	3,725	3,725

(1)	These amounts consist of target annual total compensation less base salary.

(2)	The number of units, which are divided equally between time-based and performance-based units, is calculated using the average closing price of our common stock for the twenty trading days immediately preceding January 1, 2015, or $40.257 per share.

Pension and Other Benefits

Other Benefit Programs and Perquisites.    Our officers have the opportunity to participate in employee benefit programs available to all of our non-union employees, including the employees’ 401(k) Plan, medical, dental and life insurance programs, a defined benefit pension plan and assistance with moving expenses in some instances. Additionally, as explained below, our officers are eligible to participate in retirement and 401(k) benefit restoration plans that replace benefits lost because of limitations on benefits imposed by the Internal Revenue Code. Officers, including the named executive officers, do not receive any “perquisites” or special benefits such as car allowances, discretionary allowances, personal expense reimbursements, personal use of aircraft or personal club memberships.

From time to time, in various circumstances, such as when an officer retires below age 60 or retires after age 60 but without ten years of service, the Committee considers one time payments or other arrangements, including the accelerated vesting of restricted share units, that it considers appropriate. No such payments or arrangements were made in 2015.

Pension and Retirement Plans.    Our officers, including the named executive officers, participate in the same defined benefit pension plan that we make available to all of our employees.

Our named executive officers also participate in a retirement benefit restoration plan adopted in 2010. We adopted this plan because of limitations on benefits imposed by the Internal Revenue Code, and in order to increase the competitiveness of the retirement benefits provided by our executive compensation in comparison to the benefits provided to executive officers of most other utilities including all of the companies in our peer group. As a result of having this plan, the retirement benefits for named executive officers are calculated on the same basis as benefits for other covered employees.

Officers who participate in our retirement plan as cash balance members also participate in a 401(k) benefit restoration plan that became effective on January 1, 2015. The plan was adopted after a review of the competitiveness of retirement and other benefits, such as a deferred compensation program, provided by our executive compensation program in comparison to the benefits provided to executive officers of other utilities, including companies in our peer group. The review included the impact on retirement benefits for our officers from not having an annual cash incentive in our executive compensation program. As a result of having this plan, we credit matching contributions to an account established for officers who participate in our retirement plan as a cash balance member in an amount determined irrespective of limitations on contributions to the 401(k) Plan imposed by the Internal Revenue Code.

In an earlier period of employment with the Company, Mr. Ruelle accrued vested benefits for his prior period of employment under an executive salary continuation plan. He is not accruing additional benefits under this plan in connection with his current employment, and none of the other named executive officers are accruing benefits under this plan. Please see “Pension Benefits” below for a more detailed discussion of the benefits provided to Mr. Ruelle under this plan. The Committee has not taken into account these benefits related to a prior period of employment in setting current compensation for Mr. Ruelle, although the Committee did consider these benefits in its evaluation of the adoption of the retirement benefit restoration plan discussed above.

Change in Control Agreements.    The possibility of a change in control can create uncertainty and generate questions among management that may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Committee and the board of directors have taken steps to both minimize the risk that our officers will depart prior to a change in control, and to reinforce and encourage the continued attention and dedication of officers to their assigned duties without distraction in circumstances arising from the possibility of a change in control. The board of directors believes it important, in the event we or our shareholders receive a proposal for transfer of control, that our officers be able to continue their management responsibilities without being influenced by the uncertainties of their personal situations. The board of directors authorized change in control agreements for all of our officers.

The board of directors believes that the payments that could be made under the change in control agreements are reasonable because of the amounts involved and, among other things:

•

no cash payments are made to executive officers unless there is both a change in control and subsequently a qualifying change in employment (this is commonly referred to as a “double-trigger” provision);

•	the agreements provide for a two times payment multiple related to annual compensation;

•	if necessary to avoid tax penalties, the payments are reduced to the maximum amount that can be paid without triggering tax penalties;

•	there are no “gross-up” payments to executive officers for taxes they would incur as a result of receiving the change in control payments; and

•	we have the right to terminate the agreements with 180 days’ notice at any time prior to an event that would lead to a change in control.

Please see “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the terms of the change in control agreements and the amount of the benefits payable to each of our named executive officers in the event of the termination of his employment for various reasons following a change in control.

Deferred Compensation.    We do not currently have a deferred compensation plan for cash compensation paid to any of our officers. However, we have a plan that authorizes the Committee, at its discretion, to permit officers to defer the receipt of shares of common stock that would otherwise be issued upon the vesting of restricted share units, when we would not otherwise be able to take a related tax deduction.

Executive Compensation Administration

Compensation Committee.    The Committee assists our board of directors in administering our executive compensation program. The responsibilities assigned to the Committee by its charter are summarized earlier in this proxy statement under the heading “Board Meetings and Committees of the Board of Directors-Compensation Committee.” The Committee meets frequently, both in conjunction with regularly scheduled meetings of the board of directors and in special meetings.

Compensation Consultant.    In order to fulfill its duties, the Committee seeks independent advice from a compensation consultant. The Committee has full, independent authority to retain its compensation consultant. The Committee generally looks to the consultant for market information rather than recommendations about the amount of compensation for individual officers. The Committee sometimes discusses a project directly with the consultant, and sometimes provides directions to members of management who then work with the consultant and report back to the Committee. In keeping with the Committee’s practice of continuing oversight of our executive compensation program, the compensation consultant is retained throughout the year and typically attends the Committee’s regular and special meetings in person or telephonically. The Committee also annually reviews the performance of the compensation consultant.

During 2015, the Committee was assisted by Meridian, its compensation consultant. Prior to its engagement by the Committee in 2010, Meridian had not provided services to the Committee or the Company. In connection with its assignments in 2015, Meridian provided information to the Committee about market compensation practices in the utility industry and made recommendations related to the executive compensation program. Meridian also worked with management to develop market information for the Committee’s review in connection with the Committee’s consideration in February 2015 of adjustments to officer compensation. During 2015, Meridian provided no services to us other than those described above. The Committee considered the independence of Meridian using NYSE independence rules and found Meridian to be independent.

Management also worked with Towers Watson to develop market information for the Committee’s review in connection with the Committee’s annual consideration of adjustments to officer compensation. In 2015, management also retained Towers Watson on the Company’s behalf to provide actuarial services for our benefit plans. The Towers Watson data was reviewed by Meridian as the Committee’s independent consultant to ensure that Towers Watson’s methodology was consistent with our executive compensation philosophy.

Participation of Executive Officers.    Our officers and members of senior management are involved in various aspects of the Committee’s evaluation and determination of officer compensation. Our chief executive officer makes recommendations to the Committee for the compensation of officers other than himself. Some officers, including our chief executive officer, attend portions of Committee discussions about compensation for officers generally and individual compensation for officers other than themselves. As noted above, management may work with compensation consultants to provide information requested by consultants for their reports to the Committee.

Our officers do not work with the board of directors or the Committee in establishing measures or targets that affect their own compensation, although officers did participate in discussions about the performance measures for our performance-based restricted share units. Our officers do not participate in discussions of the Committee or the full board of directors about their own compensation. Further, our officers do not meet with the Committee’s compensation consultants on an individual basis regarding their own compensation.

In the view of the Committee, the involvement by management does not hinder the ability of the Committee to make independent decisions about officer compensation.

Tally Sheets.    The Committee annually reviews a tally sheet for each officer, including each named executive officer, to ensure that the Committee is fully informed about the total compensation and benefits of each officer, including the potential compensation in various scenarios should an officer’s employment be terminated. The tally sheets also help to ensure the Committee is considering all benefits and previously granted restricted share units when making compensation decisions. Each tally sheet is prepared by management with the assistance of our human resources staff and the Committee’s independent compensation consultant and includes a summary of an officer’s compensation including current salary, unvested restricted share units, pension and other benefits.

Other Matters

Risk Assessment.    The Committee believes the design of the executive compensation program does not encourage excessive or unnecessary risk-taking, based on, among other factors, the following:

•	Officers are not paid annual cash incentives that might encourage short-term risk taking.

•	Long-term incentive compensation awards vest in three years, encouraging a focus on long-term value creation.

•	Long-term compensation awards have a maximum payout of two times the target amount.

•	Our officers and directors have minimum stock ownership requirements that discourage excessive risk taking.

Stock Ownership Requirements.    Each officer is required to own an amount of our common stock having a value equal to a multiple of the officer’s base salary. The multiple ranges from one to five times base salary, depending upon the position of the officer, with a higher requirement for more senior officers. The Committee believes these requirements further align the interests of officers with the interests of our shareholders by ensuring our officers have a significant long-term stake in the Company and are subject to the risks of equity ownership. At the same time, the Committee believes these requirements balance the personal needs of officers to be able to diversify personal assets and investments. We determine whether the requirements have been met using our closing stock price on the last trading day of the immediately preceding calendar year. We expect officers to achieve the applicable ownership requirement, which includes unvested time-based restricted share units but excludes unvested performance-based restricted share units, within five years of their appointment to an officer position.

Each of the named executive officers has met the current requirements, which are set forth below.

Executive Officer	Requirement
Mr. Ruelle	5x
Mr. Greenwood, Mr. Somma and Mr. Akin	3x
Mr. Irick	1x

Tax Deductibility of Compensation.    Under Section 162(m) of the Internal Revenue Code, we may not deduct certain forms of compensation in excess of $1 million paid to any named executive officer other than the chief financial officer. Certain performance-based compensation is specifically exempt from the deduction limit. The Committee considers deductibility of compensation for federal income tax purposes in structuring our executive compensation program; however, to maintain flexibility in compensating executive officers in a manner designed to promote our various goals, the Committee may, but does not necessarily, design compensation programs based upon tax consequences. For example, our time-based restricted share units, as currently designed, are not eligible for the performance-based exemption from the Section 162(m) deduction limit. Our performance-based restricted share unit awards are generally intended to be exempt from the deduction limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Mollie H. Carter, Chairman

Richard L. Hawley

B. Anthony Isaac

Sandra A.J. Lawrence

COMPENSATION OF EXECUTIVE OFFICERS

The following tables, narrative and footnotes discuss the compensation for 2013, 2014 and 2015 of our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark A. Ruelle President and Chief Executive Officer	2015	812,500	2,263,051	60,955	37,985	3,174,491
	2014	767,292	2,227,878	216,495	13,038	3,224,703
	2013	717,708	1,969,074	0	12,715	2,699,497

Greg A. Greenwood Senior Vice President, Strategy	2015	405,833	714,795	112,714	12,664	1,246,006
	2014	380,375	713,105	392,606	12,382	1,498,468
	2013	348,519	574,209	0	12,080	934,808

Anthony D. Somma Senior Vice President, Chief Financial Officer and Treasurer	2015	391,667	699,612	134,032	12,645	1,237,956
	2014	371,146	696,101	398,201	12,372	1,477,820
	2013	344,329	574,209	13,489	12,080	944,107

Larry D. Irick Vice President, General Counsel and Corporate Secretary	2015	339,167	466,275	133,730	12,736	951,908
	2014	306,917	473,278	296,538	12,465	1,089,198
	2013	288,380	426,591	0	12,200	727,171

Bruce A. Akin Senior Vice President, Power Delivery	2015	286,667	297,665	35,073	12,443	631,848
	2014	—	—	—	—	—
	2013	—	—	—	—	—

(1)	See the Compensation Discussion and Analysis section of this proxy statement above for information about adjustments to base salaries in 2015.

(2)	Amounts reflect the aggregate grant date fair value of time-based restricted share units and performance-based restricted share units approved in 2015, as determined pursuant to Financial Accounting Standards Board Codification Topic 718. For additional information about the assumptions we used in calculating these amounts, see Note 11 in our Notes to Consolidated Financial Statements, Employee Benefit Plans, Stock Based Compensation Plans, found in our Annual Report on Form 10-K for the year ended December 31, 2015.

Amounts relate to annual long-term incentives approved for all the named executive officers. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation” for additional information about these long-term incentives and their terms, including vesting conditions that must be met for any compensation to be received and, for performance-based restricted share units, their performance measures, the target payout level and the payout range, which is between zero and 200% of the target level. These amounts do not reflect actual compensation realized by the named executive officers and are not a guarantee of the amount that the named executive officers will receive from the long-term incentives. The actual compensation will be based on our common stock price at vesting and the performance level achieved for the applicable performance period.

The grant date fair value for the time-based restricted share units is determined by multiplying the number of restricted share units granted by the closing stock price on the grant date of the underlying common stock. The grant date fair value for the performance-based restricted share units in 2015 is based on an accounting value of 101.5% of the target value for the annual long-term awards. Assuming achievement of the performance goals at the maximum level and the receipt of the maximum number of performance-based restricted share units, the aggregate grant date fair value of the restricted share unit awards in 2015 would be: Mr. Ruelle, $3,368,664; Mr. Greenwood $1,064,008; Mr. Somma, $1,041,407; Mr. Irick $694,073; and Mr. Akin, $443,089.

(3)	Amounts reported reflect the aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits. These values do not represent cash received by the named executive officers in the indicated years. Year-over-year changes in pension value are driven in large part by changes in actuarial pension assumptions. The material terms of our pension plans and the assumptions and methods used to determine these amounts are described following the Pension Benefits section of this proxy statement below.

(4)	The following table identifies the amount of each item included in the All Other Compensation column of the Summary Compensation Table with respect to 2015 compensation.

Name	Company Matching 401(k) Plan Contributions ($)	Company 401(k) Restoration Plan Contributions ($)	Life Insurance ($)(a)	Discount on Stock for Compensation Program ($)(b)	Total ($)
Mark A. Ruelle	11,925	24,638	1,422	—	37,985
Greg A. Greenwood	11,925	—	739	—	12,664
Anthony D. Somma	11,925	—	720	—	12,645
Larry D. Irick	11,925	—	595	216	12,736
Bruce A. Akin	11,925	—	518	—	12,443

(a)	Amounts reflect premiums paid on term life insurance for the benefit of the named executive officers under our group term life insurance plan provided to all non-union employees.

(b)	Pursuant to a stock-for-compensation plan that was discontinued in 2001, executive officers could elect to receive restricted share units in lieu of cash compensation. Mr. Irick, a participant in this plan, previously made an irrevocable election to defer payout under the plan until his retirement. The amount in this column reflects the value of discounts received by Mr. Irick on share units acquired through reinvested dividends pursuant to the terms of the plan.

GRANTS OF PLAN-BASED AWARDS

Annual long-term incentives were approved for each of the named executive officers in 2015 consisting of time-based restricted share units and performance-based restricted share units. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation” for information about the terms of these restricted share units. The following table sets forth information about the grants.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)(2)(3)
		Threshold (#)	Target (#)	Maximum (#)
Mark A. Ruelle	2/25/2015				28,320	1,122,888
	2/25/2015	—	28,320	56,640		1,140,163
Greg A. Greenwood	2/25/2015				8,945	354,669
	2/25/2015	—	8,945	17,890		360,126
Anthony D. Somma	2/25/2015				8,755	347,136
	2/25/2015	—	8,755	17,510		352,476
Larry D. Irick	2/25/2015				5,835	231,358
	2/25/2015	—	5,835	11,670		234,917
Bruce A. Akin	2/25/2015				3,725	147,696
	2/25/2015	—	3,725	7,450		149,969

(1)	Represents the aggregate grant date fair value of time-based and performance-based restricted share units in 2015, as determined pursuant to Financial Accounting Standings Board Codification 718. See footnote 2 to the Summary Compensation Table for assumptions used in the calculation of these amounts.

(2)	The grant date fair value of time-based restricted share units reported in the All Other Stock Awards column is determined by multiplying the number of restricted share units by our closing stock price on the grant date ($39.65 on February 25, 2015).

(3)	Restricted share units with a three-year vesting period for time-based restricted share units and a three-year performance period for performance-based restricted share units.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information as of December 31, 2015, with regard to unvested restricted share units held by the named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mark A. Ruelle	91,245	3,869,700	91,245	3,869,700
Greg A. Greenwood	28,190	1,195,538	28,190	1,195,538
Anthony D. Somma	27,760	1,177,302	27,760	1,177,302
Larry D. Irick	19,335	819,997	19,335	819,997
Bruce A. Akin	12,260	519,947	12,260	519,947

(1)	Represents the number of unvested time-based restricted share units. The vesting schedules are shown in the table below.

(2)	Reported market value equals the total number of unvested restricted share units multiplied by our closing stock price on December 31, 2015 of $42.41 per share.

(3)	Represents the target number of performance-based restricted share units that could be earned assuming the target performance criteria are met.

As of December 31, 2015, restricted share units that had not vested were subject to the vesting schedule indicated in the following table.

Name	Year of Award	Unvested Share Units (#)(1)	Unearned and Unvested Share Units (#)(2)	Vesting Date
Mark A. Ruelle	2013 2014 2015	31,480 31,445 28,320	31,480 31,445 28,320	January 1, 2016 January 1, 2017 January 1, 2018
Greg A. Greenwood	2013 2014 2015	9,180 10,065 8,945	9,180 10,065 8,945	January 1, 2016 January 1, 2017 January 1, 2018
Anthony D. Somma	2013 2014 2015	9,180 9,825 8,755	9,180 9,825 8,755	January 1, 2016 January 1, 2017 January 1, 2018
Larry D. Irick	2013 2014 2015	6,820 6,680 5,835	6,820 6,680 5,835	January 1, 2016 January 1, 2017 January 1, 2018
Bruce A. Akin	2013 2014 2015	4,370 4,165 3,725	4,370 4,165 3,725	January 1, 2016 January 1, 2017 January 1, 2018

(1)	Includes time-based restricted share units.

(2)	Includes the target number of performance-based restricted share units that may be earned by the named executive officers if the performance criteria are met.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information about the value of shares of our common stock received by the named executive officers as a result of the vesting of restricted share units in 2015.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark A. Ruelle	49,117	2,025,585
Greg A. Greenwood	12,982	535,378
Anthony D. Somma	12,982	535,378
Larry D. Irick	10,749	443,289
Bruce A. Akin	6,697	276,184

The market value of the shares received by the named executive officers is based on our closing stock price on the date of vesting or the trading day immediately preceding the date of vesting in instances where the date of vesting was not a trading day.

PENSION BENEFITS

The following table sets forth, at December 31, 2015, the present value of accumulated benefits payable to the named executive officers under our Retirement Plan, our Executive Salary Continuation Plan, and our Retirement Benefit Restoration Plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark A. Ruelle	Retirement Plan (final average earnings)	10.5	160,746	—
	Retirement Plan (cash balance)	13.0	308,210	—
	Executive Salary Continuation Plan	10.5	155,343	—
	Retirement Benefit Restoration Plan	n/a	308,298	—

Greg A. Greenwood	Retirement Plan (final average earnings)	22.7	803,157	—
	Retirement Benefit Restoration Plan	n/a	274,429	—

Anthony D. Somma	Retirement Plan (final average earnings)	20.8	835,447	—
	Retirement Benefit Restoration Plan	n/a	266,716	—

Larry D. Irick	Retirement Plan (final average earnings)	16.6	962,286	—
	Retirement Benefit Restoration Plan	n/a	165,465	—

Bruce A. Akin	Retirement Plan (final average earnings)	28.3	959,084	—
	Retirement Benefit Restoration Plan	n/a	26,787	—

Retirement Plan

The Westar Energy, Inc. Retirement Plan (the “Retirement Plan”) is a broad-based tax-qualified defined benefit pension plan in which generally all of our employees, including the named executive officers, are eligible to participate. Participation is automatic and begins after an eligible employee completes one year of credited service. All of the named executive officers are fully vested in their plan benefits.

The Retirement Plan uses two formulas to calculate benefits, a final average earnings formula for union employees hired prior to January 1, 2012 and non-union employees hired prior to January 1, 2002, and a cash balance formula for union employees hired (or re-hired) after December 31, 2011 and non-union employees hired (or re-hired) after December 31, 2001. “Final average earnings” generally means the average annual earnings of an employee measured over the sixty consecutive months that produce the highest monthly average within one hundred twenty consecutive months immediately preceding the employee’s termination or retirement date. Earnings related to restricted share units and dividend equivalents are not included in the calculation of final average earnings. In 2015, the Internal Revenue Code limited annual compensation that could be used in calculating pension benefits to $265,000.

Mr. Ruelle accrued vested benefits calculated under the final average earnings formula during periods of employment with us prior to recommencing employment with us (Mr. Ruelle rejoined us in January of 2003) and also accrued a benefit in 2015 calculated under the cash balance formula as a result of his current employment. Mr. Greenwood, Mr. Somma, Mr. Irick and Mr. Akin are accruing benefits calculated under the final average earnings formula as a result of their current employment.

Under the final average earnings formula, the accrued benefit for each non-union plan participant equals:

(1)	1.5% times the participant’s final average earnings plus .4% times the final average earnings in excess of covered compensation (certain wages subject to Social Security taxes) multiplied by credited service up to twenty years; plus

(2)	.8% times the final average earnings plus .4% times the final average earnings in excess of covered compensation multiplied by credited service in excess of 20 years up to a maximum of 35 years.

Pension benefits accrued under the final average earnings formula are calculated as a monthly annuity generally for the participant’s lifetime. The normal form of benefit for a married participant is a 50% joint and survivor annuity, which provides reduced monthly payments during the participant’s lifetime and lifetime payments to the spouse following the participant’s death in the amount of 50% of the reduced payments. Full benefits may be received when a participant reaches retirement age of 62 or age 60 with 35 years of service. Benefits are reduced if a participant elects to receive payments before attaining such age and years of service. Effective in December 2015, we amended the Retirement Plan to allow certain final average earning participants to elect a lump sum payment in lieu of a monthly annuity. In general, the lump sum payment is equivalent to the present value of the accrued benefit.

Under the cash balance formula, a bookkeeping account is established for each plan participant and credited with interest and contribution credits. Participants may elect to receive benefits accrued under the cash balance formula either as an annuity or as a lump sum distribution. Interest is credited on a monthly basis during a plan year to each participant’s account using an annual rate of interest determined each December by a plan-specific formula. The formula uses the one-year Treasury Constant Maturities plus 1% and the 30-year Treasury Constant Maturities for the preceding November to determine the new annual rate of interest to be paid for the plan year. The annual interest rates applicable for 2013, 2014 and 2015 were 3.00%, 3.80% and 3.04%, respectively. Contribution credits are determined by multiplying the contribution rate applicable for each participant’s age (based upon the first day of the month) by the participant’s plan earnings for that particular month. The contribution rates are shown in the following table:

Age
Less than 30	4%
30 and above but less than 35	5%
35 and above but less than 40	6%
40 and above but less than 45	7%
45 and above but less than 50	8%
50 and above but less than 55	9%
55 and above but less than 60	10%
60 or more	12%

We calculated the amounts in the Present Value of Accumulated Benefit column in the Pension Benefits table above based on the same assumptions used for financial reporting purposes with respect to the Retirement Plan in our 2015 consolidated financial statements. For each named executive officer, we calculated the present value of his accrued pension benefit as of December 31, 2015, using a discount rate of 4.64% and the RP-2015 combined healthy mortality tables for male and female annuitants, with mortality improvements projected as required by the Pension Protection Act of 2006 for 2016 funding valuations. Benefits were assumed to commence at the earliest unreduced retirement age (62) and to be made in the form of a life annuity. The calculations assume that the named executive officers continue to live and will work until the earliest unreduced retirement age.

We caution that the values reported in the Present Value of Accumulated Benefit column in the table above are hypothetical and are calculated and presented pursuant to SEC regulations and are based on assumptions used in preparing our audited 2015 consolidated financial statements. The Retirement Plan uses a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plan. The change in pension value from year to year is subject to volatility in interest rates and may not represent the value that a named executive officer will actually accrue under the Retirement Plan during any given year when based on the Retirement Plan’s current definition of actuarial present value. As a result, the values in the table above do not represent the value that a named executive officer would receive from the Retirement Plan had he actually retired on December  31, 2015.

Executive Salary Continuation Plan

In addition to his benefits under our Retirement Plan, Mr. Ruelle accrued vested benefits for periods of employment prior to his rejoining us as an officer in early 2003 under an executive salary continuation plan. The estimated annual benefit payable to Mr. Ruelle under the plan upon retirement at or after age 62 is $16,072.

We calculated the present value of the benefits as of December 31, 2015 for the executive salary continuation plan in the Present Value of Accumulated Benefits column in the Pension Benefits table as a 15-year certain and life annuity using a discount rate of 4.64% and the RP-2015 combined healthy mortality tables for male and female annuitants, with mortality improvements projected as required by the Pension Protection Act of 2006 for 2016 funding valuations. Mr. Ruelle is not accruing additional benefits under the plan as a result of his current employment. Mr. Greenwood, Mr. Somma, Mr. Irick and Mr. Akin are not participants in this plan.

Retirement Benefit Restoration Plan

In 2010, we adopted the Westar Energy, Inc. Retirement Benefit Restoration Plan (“Restoration Plan”) to replace benefits lost under our Retirement Plan because of limitations imposed by the Internal Revenue Code on annual compensation that can be used in calculating pension benefits. Each of the named executive officers is a participant in our Restoration Plan. As a result of having this plan, the retirement benefits for named executive officers are calculated on the same basis as benefits for other covered employees.

Under the terms of our Restoration Plan, the benefit payable will be a monthly amount that is equal to the difference between the monthly amount that is payable to the participant under our Retirement Plan and the monthly amount that would be payable if the Plan were not subject to such limitations. The amount payable under the Restoration Plan will be determined in the form of a straight life annuity over the lifetime of the participant and will commence on the participant’s normal retirement date. We calculated the present value of the benefits as of December 31, 2015 using a discount rate of 4.64% and the RP-2015 combined healthy mortality tables for male and female annuitants, with mortality improvements projected as required by the Pension Protection Act of 2006 for 2016 funding valuations.

401(k) Benefit Restoration Plan

In 2014, we adopted a 401(k) benefit restoration plan to become effective on January 1, 2015. The plan was adopted after a review of the competitiveness of retirement and other benefits, such as a deferred compensation program, provided by our executive compensation program in comparison to the benefits provided to executive officers of other utilities, including companies in our peer group. The review included the impact on retirement benefits for our officers from not having an annual cash incentive in our executive compensation program. As a result of having this plan, we credit matching contributions to an account established for officers who participate in our retirement plan as a cash balance member in an amount determined irrespective of limitations on contributions to the 401(k) Plan imposed by the Internal Revenue Code. In general, a participant’s account will be distributed in a lump sum in cash on the first business day of the month following a change in control, or on the first business day of the seventh month following a separation from service (with accrued interest at the prime rate in effect on the date of the separation from service). Mr. Ruelle is the only named executive officer who participates in this plan due to his participation as a cash balance member under our Retirement Plan.

The following table sets forth, at December 31, 2015, certain information about the 401(k) Benefit Restoration Plan.

Name	Registrant Contributions During Last Fiscal Year ($)(1)	Aggregate Earnings During Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year End ($)
Mark A. Ruelle	24,638	—	24,638

(1)	This amount is included in “All Other Compensation” in the Summary Compensation Table.

(2)	In future periods, plan balances will be credited with gains and losses from measuring investments that track the employee’s investment elections in the 401(k) Plan. We will not credit above-market earnings or preferential earnings to amounts in the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination

If the employment of any named executive officer terminates for any reason, he will receive a lump-sum cash amount equal to the sum of his base salary and any accrued vacation pay through the date of termination, to the extent not previously paid. Additionally, the named executive officer’s restricted share units will vest on a prorated basis through the date of termination upon a termination due to death, disability or retirement. The term “retirement” means cessation of services as an employee after reaching age 60 with ten years of service.

Potential Payments Upon Change in Control

We have entered into change in control agreements with all of the named executive officers. Documents for restricted share units also contain provisions relating to benefits to be received by officers in the event of a change in control.

Under each officer’s change in control agreement, the officer is eligible to receive the following benefits if both a change in control occurs, and within three years thereafter, we terminate the officer’s employment without “Cause” or the officer terminates his or her employment for “Good Reason.”

•

a severance payment equal to two times the sum of (1) the officer’s base salary on the date of the change in control or, if higher, the date of termination, (2) the annual amount of the dividend equivalents payable to the officer, based on our annual dividend and the “Annual RSU Grant” (defined as the number of restricted share units awarded under the officer’s most recent annual grant of restricted share units, which is equal to the sum of the number of time-based restricted share units and the target number of performance-based restricted share units) and (3) the value of the officer’s Annual RSU Grant (regardless of conditions for vesting) based on the higher of our stock price at the date of the change in control or the date of termination;

•	a cash payment for accrued vacation and up to thirty days of accumulated sick leave;

•

participation in our (or our successor’s) welfare benefit plans for two years following termination (or until the officer is receiving comparable benefits from a new employer) on the same terms as benefits are provided to the officer at the time of termination;

•	a cash payment equal to the actuarial present value of pension plan benefits for two additional years of service; and

•	we (or our successor) will cause directors and officers liability insurance to be provided to the officer for at least five years following termination.

If necessary to avoid excise taxes, the severance payment will be reduced to the maximum amount that can be paid without triggering excise taxes. There are no gross-up payments to executive officers for taxes they incur as a result of receiving change in control payments. We have the right to terminate the change in control agreement with 180 days’ notice at any time prior to a change in control.

The term “Cause” generally means the officer’s conviction of a felony or crime involving moral turpitude, the officer’s commission of a willful act of fraud or dishonesty with respect to us, the officer’s willful and repeated failure to perform substantially his or her material duties to us, the officer’s engaging in significant activity that is materially harmful to our reputation or the officer’s breach of his or her fiduciary responsibilities to us or our shareholders.

The term “Change in Control” generally means the sale of all or substantially all of our assets, a person becoming the beneficial owner of 20 percent or more of our outstanding voting securities, a merger or consolidation or our continuing directors ceasing for any reason to constitute a majority of the board of directors.

The term “Good Reason” generally means any change in an officer’s status as an officer, a reduction in total compensation, any requirement that the officer relocate more than 80 miles to a location outside our Kansas retail electric service territory or any action that materially and adversely affects the officer’s participation in or reduces the officer’s benefits under any benefit plan.

Under the documents for restricted share units, all outstanding time-based and performance-based restricted share units (with the target number of performance-based restricted share units subject to adjustment based on our total shareholder return relative to the total shareholder return for a peer group through the date of the change in control) vest upon a change in control.

In addition to the benefits described above under the change of control agreements, upon termination of employment following a change of control, the named executive officers will receive the amounts described in the preceding section titled “Potential Payments Upon Termination.”

Termination and Change in Control Tables

The tables below show the payments we would make to each of the named executive officers following termination of his employment in various circumstances, including termination following a change in control. We made the following assumptions in calculating the payments to the named executive officers:

•	We assumed a termination date of December 31, 2015 as required by the applicable SEC regulations.

•	We made calculations consistent with the terms of his change in control agreement, if applicable, as described above.

•	We assumed each officer had been paid all base salary through the date of termination.

•

We used our closing common stock price on December 31, 2015 ($42.41) to value unvested time-based and performance-based restricted share units and used the target number of performance-based restricted share units (assumed total shareholder return on December 31, 2015 at the median of the peer group).

•

We used the average of the high and low stock price of our common stock on December 31, 2015 ($42.6225) to determine the Annual RSU Grant (as defined above) value, as required by the terms of the change in control agreements.

•

We used our annual dividend of $1.44 per share on our common stock at December 31, 2015 to calculate dividend equivalents payable in the event of a qualifying termination following a change in control.

•	We omitted payments or benefits we provide to all salaried employees upon termination of employment in the applicable circumstances, including accrued unused vacation.

•

To calculate pension-related payments, we assumed, in the case of Mr. Ruelle, no change in pay or pay limits relating to the cash balance formula and we used two years of contribution credits as the present value. In the case of Mr. Greenwood, Mr. Somma, Mr. Irick and Mr. Akin, we assumed no change to the actual final average earnings used in the calculation and we used two additional years of pension service in calculating the pension value.

Mark A. Ruelle, President and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Change in Control ($)	Qualifying Termination After Change in Control ($)
Base Salary						1,640,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units		5,106,538			7,739,401	7,739,401
Annual RSU Grant Value						4,828,560
Dividend Equivalents						163,123
Medical and Welfare Plan Benefits						30,474
Accrued Sick Leave						94,615
Pension Related Payment						193,512

Total Before Change in Control Reduction(1)		5,106,538			7,739,401	14,689,685
Change in Control Reduction						6,535,933
Actual Payment		5,106,538			7,739,401	8,153,752

(1)	Pursuant to the terms of our change in control agreements with the named executive officers, the change in control payments are reduced to avoid payment of excise taxes.

Greg A. Greenwood, Senior Vice President, Strategy

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Change in Control ($)	Qualifying Termination After Change in Control ($)
Base Salary						820,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units		1,555,557			2,391,076	2,391,076
Annual RSU Grant Value						1,525,123
Dividend Equivalents						51,523
Medical and Welfare Plan Benefits						35,165
Accrued Sick Leave						47,308
Pension Related Payment						58,041

Total Before Change in Control Reduction(1)		1,555,557			2,391,076	4,928,236
Change in Control Reduction						2,372,145
Actual Payment		1,555,557			2,391,076	2,556,091

(1)	Pursuant to the terms of our change in control agreements with the named executive officers, the change in control payments are reduced to avoid payment of excise taxes.

Anthony D. Somma, Senior Vice President, Chief Financial Officer and Treasurer

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Change in Control ($)	Qualifying Termination After Change in Control ($)
Base Salary						790,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units		1,537,600			2,354,603	2,354,603
Annual RSU Grant Value						1,492,728
Dividend Equivalents						50,429
Medical and Welfare Plan Benefits						35,051
Accrued Sick Leave						45,577
Pension Related Payment						62,832

Total Before Change in Control Reduction(1)		1,537,600			2,354,603	4,831,220
Change in Control Reduction						2,314,702
Actual Payment		1,537,600			2,354,603	2,516,518

(1)	Pursuant to the terms of our change in control agreements with the named executive officers, the change in control payments are reduced to avoid payment of excise taxes.

Larry D. Irick, Vice President, General Counsel and Corporate Secretary

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Change in Control ($)	Qualifying Termination After Change in Control ($)
Base Salary						690,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units		1,091,477			1,639,995	1,639,995
Annual RSU Grant Value						994,868
Dividend Equivalents						33,610
Medical and Welfare Plan Benefits						14,394
Accrued Sick Leave						39,808
Pension Related Payment						128,146

Total Before Change in Control Reduction(1)		1,091,477			1,639,995	3,540,821
Change in Control Reduction						880,499
Actual Payment		1,091,477			1,639,995	2,660,322

(1)	Pursuant to the terms of our change in control agreements with the named executive officers, the change in control payments are reduced to avoid payment of excise taxes.

Bruce A. Akin, Senior Vice President, Power Delivery

Executive Benefits and Payments Upon Termination	Voluntary Termination By Officer ($)	Retirement, Death or Disability ($)	Termination by Company without Cause or by Officer for Good Reason ($)	Termination by Company for Cause ($)	Change in Control ($)	Qualifying Termination After Change in Control ($)
Base Salary						580,000
Unvested Restricted Share Units and Performance-Based Restricted Share Units		692,701			1,039,893	1,039,893
Annual RSU Grant Value						635,113
Dividend Equivalents						21,456
Medical and Welfare Plan Benefits						35,533
Accrued Sick Leave						33,462
Pension Related Payment						45,281

Total Before Change in Control Reduction(1)		692,701			1,039,893	2,390,738
Change in Control Reduction						559,358
Actual Payment		692,701			1,039,893	1,831,380

(1)	Pursuant to the terms of our change in control agreements with the named executive officers, the change in control payments are reduced to avoid payment of excise taxes.

DIRECTOR COMPENSATION

The following table describes the compensation paid in 2015 to our non-employee directors. Mr. Ruelle did not receive any compensation in his capacity as a director. Compensation paid to Mr. Ruelle in his capacity as an executive officer is presented above.

Name	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Mollie H. Carter	$99,000	$59,985	$1,920	$93,610	$254,515
Charles Q. Chandler IV	$94,500	$120,011	$14,666	$132,323	$361,500
R.A. Edwards III	$85,500	$59,985	$379	$109,399	$255,263
Jerry B. Farley	$84,000	$59,985	—	$35,408	$179,393
Richard L. Hawley	$93,000	$59,985	—	—	$152,985
B. Anthony Isaac	$97,500	$59,985	—	—	$157,485
Sandra A.J. Lawrence	$94,500	$59,985	$1,892	$61,850	$218,227
Michael F. Morrissey	$48,000	$59,985	—	$1,000	$108,985
S. Carl Soderstrom, Jr.	$90,000	$59,985	—	—	$149,985

(1)	Amounts include annual retainers, paid quarterly, and meeting attendance fees. In 2015, we paid our non-employee directors an annual retainer of $60,000, except the chairman of the board who received an annual retainer of $75,000, an annual retainer of $7,500 for serving as a committee chair, except the chairman of the Audit Committee who received an annual retainer of $12,000 and the chairman of the Compensation Committee who received an annual retainer of $9,000, and a fee of $1,500 for each board of directors and committee meeting attended.

(2)	On January 2, 2015, each outside director other than Mr. Chandler received 1,439 shares of our common stock with a grant date fair value of $59,985 and Mr. Chandler, as chairman of the board, received 2,879 shares with a grant date fair value of $120,011. Pursuant to Financial Accounting Standards Board Codification Topic 718, we determined the grant date fair values referred to above by multiplying the number of shares by the closing stock price of our common stock on the grant date. The number of shares received by Mr. Chandler and each of the other outside directors was based on stock award values of $120,000 and $60,000, respectively, and a methodology for determining the fair value per share that is slightly different from the methodology required for disclosure in the table above.

(3)	Amounts in this column reflect interest actually accrued on deferred cash compensation less the interest that would have accrued at 120% of the applicable long-term federal interest rate. Interest on deferred cash compensation accrues at a rate of 1% above the Prime Rate and compounds quarterly. “Prime Rate” is defined as the prime rate of interest in effect on the first business day of the applicable calendar year as such rate is reported by the Wall Street Journal. See “Election to Defer Compensation” below.

(4)	This column is comprised of the following components:

•	Dividends on deferred compensation paid in shares of our common stock and on deferred stock.

•	Interest on the aggregate of all compensation deferred in cash calculated at 120% of the applicable long-term federal interest rate.

•	Charitable contribution matching.

Dividends on deferred compensation paid in shares of stock and on deferred stock are credited to the director as if they had been reinvested in shares of our common stock at a share price equal to the average of the daily high and low prices of our common stock as reported on the New York Stock Exchange for the three trading days immediately preceding the day the dividend is credited. The directors credited with dividend equivalents were Ms. Carter ($42,566), Mr. Chandler ($93,300), Mr. Edwards ($49,536), Mr. Farley ($34,408) and Ms. Lawrence ($38,984). The directors credited with dividend equivalents on deferred compensation payable in stock were Ms. Carter ($45,936), Mr. Edwards ($58,856) and Ms. Lawrence ($17,834).

Interest on deferred cash compensation was accrued and credited in 2015 to Ms. Carter ($5,108), Mr. Chandler ($39,023), Mr. Edwards ($1,007) and Ms. Lawrence ($5,032).

Non-employee directors are eligible to participate in our matching gift program on the same terms as our employees. Under this program, we will match on a dollar-for-dollar basis charitable contributions to Kansas colleges and universities made by directors, employees and their spouses up to $1,000 per household each year. In 2015, Mr. Farley and Mr.  Morrissey participated in our matching gift program.

Election to Be Paid in Stock

A non-employee director may elect to have all or a portion of any cash fees paid in stock rather than cash in accordance with our Long Term Incentive and Share Award Plan. If a director elects to receive retainers and attendance fees in shares of our common stock, the number of shares to be distributed to a director in lieu of cash compensation is determined by dividing the elected dollar amount of cash compensation by the average of our high and low common stock price on the last day of the immediately preceding quarter (or, if such day was not a trading day, on the next preceding day the shares were traded) as reported on the New York Stock Exchange Composite Listing.

Election to Defer Compensation

A non-employee director may elect to defer payment of cash fees or stock in accordance with the provisions of our Non-Employee Director Deferred Compensation Plan. If a director elects to receive retainers and attendance fees in shares of our common stock, and defers receipt of such shares, dividends earned on such deferred shares are reflected under the column “All Other Compensation.”

2016 Director Compensation

In October 2015, our board of directors approved changes to the compensation of our non-employee directors, which had not been modified since 2012. Effective January 1, 2016, each non-employee director other than the chairman of the board receives an annual retainer of $70,000, paid quarterly, and an annual stock award with a value of $85,000 at the time of grant in January. The chairman of the board receives an annual retainer of $110,000, paid quarterly, and an annual stock grant with a value of $145,000 at the time of grant in January. Committee chairs receive an additional annual retainer of $20,000 for the audit committee chair, $16,500 for the compensation committee chair and $13,500 for the chairs of the finance and nominating and corporate governance committees. Meeting fees were eliminated. Instead, members of committees receive an additional retainer of $10,000 for audit committee members, $8,000 for compensation committee members and $6,000 for members of the finance and nominating and corporate governance committees. The additional retainers are paid quarterly.

As discussed in greater detail in Item 4 below, we are requesting shareholder approval to amend our LTISAP to add a limit to the value of equity that non-employee directors may be granted each year to five times the value of the current annual equity grant. Based on the value of grants commencing in 2016, the annual grant limits for our non-executive chairman of the board would be $725,000 and for other non-executive directors would be $425,000.

Reimbursements

We reimburse directors for travel and other out-of-pocket expenses incurred by them that are incidental to attending meetings. We also reimburse directors for reasonable expenses relating to ongoing director education. In addition, we provide liability insurance to our directors under our directors and officers insurance policies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members has ever been an officer or employee of the Company, is or was a participant in a reportable “related person” transaction in 2015 or is an executive officer of another entity at which one of our executive officers serves on the board of directors. Please see “Corporate Governance Matters—Policies and Procedures for Approval of Related Person Transactions” above for a description of our policy on related person transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2015, the total shares of our common stock that may be received by holders of restricted share units and options upon the vesting of restricted share units and the exercise of currently outstanding options, the weighted average exercise price of those outstanding options and the number of shares of our common stock that are still available for future issuance under our equity compensation plans after considering the restricted share units and stock options currently outstanding.

Plan Category	Number of Shares To Be Issued Upon Exercise of Outstanding Options, Warrants And Rights (#)(1)	Number of Shares Remaining and Available for Future Issuance (#)
Long Term Incentive and Share Award Plan (the only equity compensation plan approved by our shareholders)	1,278,338	3,212,274
Any equity compensation plans not approved by our shareholders	—	—
Total	1,278,338	3,212,274

(1)	Includes shares issuable with respect to time-based and performance-based restricted share units, reinvested dividend equivalents, deferred restricted share unit grants, stock for compensation share units, director stock awards and deferred director retainer and meeting fees payable in stock.

ITEM 2 ON THE PROXY CARD

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with an advisory vote on executive compensation (a “say-on-pay” vote). The say-on-pay vote is an advisory (non-binding) vote on the 2015 compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

As described in detail in the Compensation Discussion and Analysis section above, we believe our executive compensation program provides a competitive total compensation opportunity, provides for individual officer performance to be appropriately compensated and strongly aligns the interests of our officers and shareholders. Half of our officers’ long-term incentive compensation is measured by our total shareholder return relative to a peer group. Because we do not provide an annual cash incentive, long-term incentives make up a larger percentage of the annual target total compensation of our officers compared to those of our peers.

We seek your advisory vote on the compensation of our named executive officers as described above under “Compensation Discussion and Analysis” and under “Compensation of Executive Officers.” The vote applies only with respect to our named executive officers, and not to our directors’ compensation. This say-on-pay vote is not intended to address any specific element of compensation, but rather the compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our board of directors or the Compensation Committee. Nevertheless, our Compensation Committee and our board of directors value the input of our shareholders and will review the voting results and consider them when making decisions in the future regarding our executive compensation program.

Accordingly, we invite you to vote on the following resolution at the 2016 Annual Meeting of Shareholders.

RESOLVED, that the shareholders of Westar Energy, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, all as set forth in Westar Energy, Inc.’s 2016 annual meeting proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

ITEM 3 ON THE PROXY CARD

RATIFICATION AND CONFIRMATION OF DELOITTE & TOUCHE LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

Deloitte & Touche LLP has acted as our independent registered public accounting firm since 2002. In February 2016, the Audit Committee appointed Deloitte & Touche LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements, and those of our subsidiaries, for the year ending December 31, 2016 and the effectiveness of our internal control over financial reporting as of December 31, 2016. You are being asked to ratify and confirm that appointment at the annual meeting.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte & Touche LLP is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

Independent Registered Accounting Firm Fees

The aggregate fees, including expenses, of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2015 and 2014 are as follows:

	2015	2014
Audit fees(1)	$2,047,835	$2,124,313
Audit-related fees(2)	63,500	63,257

Total fees(3)	2,111,335	2,187,570

(1)	Audit fees relate to audits of our annual consolidated financial statements, our subsidiary’s annual financial statements, our internal control over financial reporting and our statutory or regulatory filings or engagements. They also include reviews of our quarterly financial statements and services related to filings made with the SEC, including comfort letters and consents, and accounting research in support of the foregoing activities.

(2)	Audit-related fees relate to consultations associated with accounting and regulatory updates and the audit of the financial statements of employee benefit plans.

(3)	All audit and non-audit services were pre-approved by the Audit Committee or the Audit Committee’s chairman pursuant to authority delegated by the Audit Committee. Deloitte & Touche LLP did not provide any tax-related or other services to us in 2014 or 2015.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent registered public accounting firm before the firm is engaged to render these services. The Audit Committee may consult with management in making its decision, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the persons designated present the pre-approvals to the full committee at the next committee meeting.

The Audit Committee maintains an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). The Pre-Approval Policy authorizes the chairman of the Audit Committee to pre-approve the retention of the independent registered public accounting firm for audit-related and permitted non-audit services not contemplated by the engagement letter for the annual audit, provided that: (a) these services are approved no more than thirty days in advance of the independent registered public accounting firm commencing work; (b) the fees to be paid to the independent registered public accounting firm for services related to any single engagement do not exceed $50,000; and (c) the chairman advises the Audit Committee of the pre-approval of the services at the next meeting of the Audit Committee following the approval.

The Audit Committee will periodically assess the suitability of our independent registered public accounting firm, taking into account all relevant fees and circumstances, including the possible consideration of the qualifications of other accounting firms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION AND CONFIRMATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ITEM 4 ON THE PROXY CARD

APPROVAL OF AN AMENDMENT TO OUR LONG TERM INCENTIVE AND SHARE AWARD

PLAN AND RE-APPROVAL OF THE MATERIAL TERMS OF THE

PERFORMANCE GOALS UNDER THE PLAN

We are requesting approval of an amendment to our Long Term Incentive and Share Award Plan, as amended and restated (the “Plan”), and re-approval of the materials terms of the performance goals under the Plan. The Compensation Committee and the board of directors have approved the recommendation of management that the following amendment be made to the Plan, subject to our shareholders’ approval. We are not seeking approval to increase the shares available under the Plan or to make any other material changes to the Plan, other than what is described below.

The text of the Plan incorporating the proposed amendment, marked to show changes, is set forth in Appendix B to this proxy statement, and the description of the Plan set forth herein is qualified in its entirety by reference to the text thereof.

Amendment to Add Limits to Annual Equity Grants for Non-Employee Directors

Our proposed amendment to the Plan would impose annual limits on the value of equity awards made to non-employee directors. Upon approval of the proposed amendment, future annual grants would be limited to a value of $425,000 for non-employee directors and $725,000 for our chairman of the board, or five times the value of the current annual equity grant, which is $85,000 for our non-employee directors and $145,000 for our chairman of the board. The proposed amendment would be implemented by adding the following language to Section 7(a) of the Plan:

“The aggregate Fair Market Value of all equity Awards granted to a Director pursuant to this Section 7(a) (ignoring any deferral election) for any calendar year shall not exceed $425,000; except the foregoing annual limit shall be $725,000 for any Director serving as chair of the Board. The value of any Directors’ fees that a Director elects to have paid as Shares in lieu of all or a portion of cash in accordance with Section 7(b) shall not be counted towards the limits described in the preceding sentence. Fair Market Value for purposes of this Section 7(a) shall be determined by such methods or procedures as shall be established from time to time by the Committee, and shall initially be the grant date fair value for each equity Award determined in accordance with applicable accounting rules.”

In addition, our proposed amendment would include a minor change to references within the Plan from “Plan Year” to “calendar year” for better clarity and make other non-substantive changes.

Rationale for the Change

We consider the proposed amendment to be a desirable corporate governance feature that is intended to protect the interests of our shareholders. From time to time, the Nominating and Corporate Governance Committee adjusts non-employee director compensation based on, among other things, the advice of Meridian, an independent compensation consultant. As discussed in “Director Compensation – 2016 Director Compensation” above, the committee made certain adjustments effective January 1, 2016 to better align compensation for the company’s non-employee directors with the 50th percentile of the company’s peer group.

As part of this review, the committee was advised of recent lawsuits against non-employee directors regarding director pay practices. Although many of the lawsuits involved abnormal fact patterns that do not apply to the company, the courts in these cases often note that the lawsuits could have been prevented if, among other things, there was a meaningful limit on the amount of equity non-employee directors could award to themselves.

The proposed amendment is intended to establish such a limit and, in turn, reduce the likelihood of unnecessary litigation. The proposed amendment also prevents a future board from awarding excessive grants of equity to non-employee directors. The limits contained in the proposed amendment are based on, among other things, a review of market practice and the advice of Meridian.

Re-Approval of the Material Terms of the Performance Goals under the Plan

We are also asking our shareholders to re-approve the materials terms of the performance goals under the Plan. Internal Revenue Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our other three most highly compensated executive officers other than our chief financial officer, who is not subject to the limitations contained in Section 162(m). The general rule is that annual compensation paid to any of these specified executives, other than the chief financial officer, will be deductible only to the extent that it does not exceed $1 million. We can preserve the deductibility of certain compensation in excess of $1 million, however, if we comply with conditions imposed by Section 162(m), including: (1) the establishment of a maximum amount with respect to which Awards may be granted to any one employee during a specified time period; and (2) inclusion in the Plan of performance goals which must be achieved prior to payment for restricted shares, restricted share units, performance units and performance shares. Under Section 162(m), shareholders must approve these performance goals once every five years. Our shareholders last approved our performance goals and objectives in 2011. If shareholders approve our proposal, we will continue to use one or more of the following performance objectives with respect to performance-based restricted share units granted to our officers and employees under the Plan:

•	total shareholder return (which may include total shareholder return relative to a peer group)
•	earnings per share
•	operating income
•	net income
•	pro forma net income
•	return on shareholders’ equity
•	return on designated assets
•	shareholder value added
•	revenues
•	capital gains
•	expenses
•	operating profit margin
•	operating cash flow
•	net profit margin
•	achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction

Performance periods for performance-based awards are determined by the Compensation Committee and may consist of one or more years. The Compensation Committee also determines which of the objectives listed above will be used to measure performance for the designated performance period. Performance objectives may vary among eligible employees and they may also be determined by reference to the performance of the Company, a subsidiary, an affiliate or a division or unit of any of the foregoing. At the beginning of a performance period, our Compensation Committee determines the range of number of shares or of dollar values that will be issued or paid to eligible employees if the relevant performance measure is met, as well as whether the performance-based shares or units will be paid in whole shares of our common stock, cash or a combination of stock and cash. If a significant event occurs during a performance period that could have a substantial effect on a performance objective during the period, the Compensation Committee may revise the objective; however, it may not increase an award to the extent that it would cause the award to lose its qualification as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. In general, if an eligible employee terminates employment during the applicable performance period, performance-based shares or units will be forfeited, except in the case where the Compensation Committee has determined that such forfeiture will be waived in whole or in part due to the termination resulting from specified causes. Before payment of performance-based compensation is made, our Compensation Committee certifies that the performance objectives and any other material items have been satisfied.

If approved by our shareholders, the Plan, as amended, will be deemed effective as of January 1, 2016. If we do not obtain requisite shareholder approval of the Plan amendment and performance goals, the current Plan

(without giving effect to the proposed changes described above) will remain in effect and awards under the Plan other than stock appreciation rights and options will not be eligible to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Votes Required for Approval

Under New York Stock Exchange rules, the approval of the amendment to our Long Term Incentive and Share Award Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock. Further, broker non-votes do not count as votes cast but do count for purposes of calculating voting power of the total outstanding shares of stock. Thus, abstentions have the same effect as a vote “against” the amendment, and abstentions and broker non-votes could impair approval of the proposed amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE WESTAR ENERGY, INC. LONG TERM INCENTIVE AND SHARE AWARD PLAN AND APPROVE THE MATERIALS TERMS OF THE PERFORMANCE GOALS THEREUNDER.

General Description of the Long Term Incentive and Share Award Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation.

The total number of shares currently authorized for issuance under the Plan since its inception is 8,250,000. As of December 31, 2015, there were 3,212,274 shares of the Company’s common stock available for future issuance under the Plan and 1,278,338 shares reserved for outstanding awards. As of such date, the closing price of our common stock on the New York Stock Exchange was $42.41 per share.

The Plan allows the grant of a number of types of awards to participants, including stock options, stock appreciation rights, restricted share and restricted share unit awards, performance share and performance unit awards, dividend equivalent awards, director shares in lieu of fees and other share-based awards (collectively, “Awards”). While we have no current plans to grant Awards other than restricted share units, performance-based restricted share units, dividend equivalents and the issuance of shares to non-employee directors in lieu of fees, our board of directors believes that the ability to use different types of equity compensation vehicles will give us the flexibility needed to adapt most effectively over time to changes in the labor market and in equity compensation practices. For additional information concerning our current compensation program structure for executive officers, including long-term compensation, see the Compensation Discussion and Analysis section above under “Executive Officer Compensation Program Structure.”

The maximum number of shares of our common stock with respect to which stock options and stock appreciation rights may be granted during any calendar year to any eligible employee is limited to 350,000 shares. In addition, the maximum number of shares of our common stock (or the equivalent in value) with respect to which certain performance shares, performance units, restricted shares and restricted share units may be granted during any calendar year to any eligible employee is currently limited to 1,000,000 shares or units (or to 500% of salary, up to a maximum of $2 million, for dollar-designated awards). These limitations apply only to performance shares, performance units, restricted shares and restricted share units intended to qualify for the “performance-based” compensation exception under Section 162(m) of the Internal Revenue Code. Qualifying “performance-based” compensation is not subject to the $1 million limitation on the deductibility of certain compensation payable to any of the named executive officers under Section 162(m).

If an award expires or is canceled without having been fully exercised or vested, or if any shares underlying an award are forfeited after vesting, the unvested, canceled or forfeited shares generally will be available thereafter for grants of Awards. The number of shares available for grant under the Plan, as well as outstanding Awards and the numerical limits for individual grants, will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalization, reorganizations or other changes to our capital structure.

Purpose of the Plan

The purposes of the Plan are to: (1) focus management’s efforts on performance that will create shareholder value and increase the price of our common stock; (2) align the interests of management directly with those of our shareholders; (3) provide a competitive long-term incentive opportunity; and (4) provide a retention incentive for key employees.

Administration of the Plan

The Plan is administered by the Compensation Committee. Subject to the terms of the Plan, the Committee has the sole discretion to determine the employees who will be granted Awards, the type and number of Awards to be granted, the manner in which Awards may be settled and the manner in which Awards may be deferred. The Committee also has the sole discretion to prescribe the form of award agreements, to adopt or alter rules and regulations, to appoint agents to administer the Plan, to correct defects or inconsistencies, to construe and interpret the Plan, to accelerate the exercisability of Awards and to determine the terms and conditions of Awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee may make awards to participants who are executive officers of the Company. The portion of the Plan that relates to outside directors is administered by the full board of directors upon the recommendations of the Nominating and Corporate Governance Committee, rather than by the Committee.

Award Types

Restricted Share Units and Dividend Equivalents.    Each restricted share unit represents the right upon vesting to receive one share of our common stock. In addition, each restricted share unit gives the holder the right to receive a dividend equivalent. The number of restricted share units granted to any employee, as well as the vesting schedule (including whether or not the vesting is time-based or performance-based) and other terms, varies depending on position, pay grade and other factors. The terms under which grants are made to participants generally provide that if a holder of restricted share units leaves the Company, other than as a result of death, disability or retirement, prior to the date the restricted shares units vest, the restricted share units are forfeited and the underlying shares of common stock remain available thereafter for grants of awards; however, the Committee has authority to waive forfeiture in whole or in part. In the event of a change of control, restricted share units may accelerate and vest.

Dividend equivalents are rights to receive cash, shares or other property equal in value to dividends paid with respect to a specified number of shares. Dividend equivalents may be granted independently or in connection with another award, and we have typically granted dividend equivalents in connection with awards of restricted share units.

Performance-Based Compensation.    In setting the performance goals for performance shares and performance units as well as for performance-based restricted shares and restricted share units, the Committee is to determine a performance period of one or more years and is to base the goals on one or more of the following performance criteria: total shareholder return, earnings per share, operating income, net income, pro forma net income, return on shareholders’ equity, return on designated assets, shareholder value added, revenues, capital gains, expenses, operating profit margin, operating cash flow, net profit margin and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The performance goals may be determined by reference to us, to a subsidiary or affiliate of ours or to a division or unit of the foregoing.

For a description of the time-based and performance based restricted share units that are granted by our Compensation Committee under our current executive compensation program, see the Compensation Discussion and Analysis section above under “Executive Officer Compensation Structure—Long-Term Incentive Compensation—Restricted Share Unit Terms.”

Director Fees.    Under the Plan, the board of directors currently requires that a portion of each non-employee director’s fees be paid in the form of our common stock. These shares are issued to the outside directors at the beginning of each year, or promptly following the outside director’s election or appointment to the Board. In addition, each director may elect whether to receive the remaining portion of his or her fees in cash or in shares of our common stock, or a combination of both. If a director elects to receive some or all of these remaining fees in the form of our common stock, the shares are issued to him or her on a quarterly basis. In each instance, the number of shares issued to each director is determined by dividing his or her fees by the market value of the shares on the date one business day prior to the date of distribution. See also “Amendment to Add Limits to Annual Equity Grants for Non-Employee Directors” above.

Options and Stock Appreciation Rights.    The Committee may grant Options or SARs, or any combination of the foregoing. In connection with any such award, the Committee would determine the terms of the award including, among other items, exercise price, term and form of payment upon exercise. However, the Plan does not allow the exercise price of Options or SARs to be reduced without shareholder approval, except in connection with certain corporate transactions.

Other Share-Based Awards.    The Committee is authorized to grant other stock-based awards subject to such terms and conditions as it may prescribe.

New Plan Benefits

We cannot currently determine the benefits that we will award or pay under the Plan. Our Compensation Committee grants awards under the Plan in its discretion, and the committee has not determined future awards or who might receive them. As of March 21, 2016, the closing price of our common stock was $47.77. The following table sets forth information about awards of shares of our common stock, share units, time-based restricted share units and performance-based restricted share units made under our Plan in 2015. The number of performance-based restricted share units is based on the target amount.

LONG TERM INCENTIVE AND SHARE AWARD PLAN

GRANTS MADE DURING 2015

	Employees		Directors
Name and Position	Restricted Share Units & Performance- Based Restricted Share Units (#)	Deferred Dividend Equivalents Payable in Stock (#)	Stock Awards (#)	Fees and Retainers Payable in Stock (#)	Deferred Dividend Equivalents Payable in Stock (#)
Mark A. Ruelle President and Chief Executive Officer	56,640	—	—	—	—

Greg A. Greenwood Senior Vice President, Strategy	17,890	—	—	—	—

Anthony D. Somma Senior Vice President, Chief Financial Officer and Treasurer	17,510	—	—	—	—

Larry D. Irick Vice President, General Counsel and Corporate Secretary	11,670	38	—	—	—

Bruce A. Akin Senior Vice President, Power Delivery	7,450	—	—	—	—

Executive Group (eight executive officers including the named executive officers)	129,910	—	—	—	—

Non-Employee Directors	—	—	14,391	6,386	10,750

Non-Executive Officers and Employees	80,596	718	—	—	—

Tax Consequences of the Long Term Incentive and Share Award Plan

The following is a brief description of the federal income tax consequences generally arising from the awards granted under the Plan. We are providing this discussion for the information of shareholders considering how to vote at the annual meeting, and it is not intended to be tax guidance to participants in the Plan.

Upon receipt of an unvested restricted share, restricted share unit, dividend equivalent, a performance unit or a performance share, the participant will not have taxable income, and upon vesting or settlement of the award, the participant will recognize ordinary income equal to the fair market value of the underlying shares and/or any cash at such time. In the case of restricted shares, the participant may elect to be taxed at the time of the award instead of the vesting date.

The Compensation Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an award by electing to have us withhold otherwise deliverable shares or delivering to us then-owned shares having a value equal to the amount required to be withheld.

Generally, we will be entitled to a tax deduction for an award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. See “Re-Approval of the Material Terms of the Performance Goals under the Plan” for a description of the impact of Internal Revenue Code Section 162(m). The Plan has been designed to permit the Committee to grant Awards that are intended to satisfy the requirements of Section 162(m).

The grant of a stock option or stock appreciation right at fair market value will create no tax consequences for the participant or us. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a stock option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable holding period, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price, or (ii) the amount realized upon disposition minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option generally will result in only capital gain or loss. For nonqualified stock options and stock appreciation rights, the participant will generally recognize ordinary income at the time of exercise in an amount equal to the difference between the aggregate exercise price and the fair market value of the shares at the date of exercise. Except as discussed herein, we will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but we will be entitled to no tax deduction relating to amounts that represent capital gain to a participant.

Certain Awards granted under the Plan may be subject to Section 409A of the U.S. Internal Revenue Code. Section 409A provides strict rules for deferral elections, if any, and the triggers and timing of payments of deferred compensation. The Plan is intended to comply with Section 409A. A failure to comply with Section 409A results in a significant additional tax on the individual who receives the deferred compensation but does not impact our ability to deduct amounts related to deferred compensation. Section 409A generally does not apply to incentive stock options, nonqualified stock options and stock appreciation rights issued at fair market value, or restricted stock under the Plan. Section 409A may apply to restricted share units, performance units and performance shares under the Plan to the extent such awards are settled after 2 1/2 months following the end of the calendar year in which the forfeiture restrictions on any such Awards lapse.

ITEM 5 ON THE PROXY CARD

SHAREHOLDER PROPOSAL REQUIRING A REPORT ON OUR STRATEGIES

SURROUNDING DISTRIBUTED GENERATION

We expect the following shareholder proposal to be presented for consideration at our annual meeting by the Office of the Comptroller of State of New York, as custodian and trustee of the New York State Common Retirement Fund (the “New York Fund”) and the administrative head of the New York State and Local Retirement System. The New York Fund beneficially owned an aggregate of 328,500 shares of our common stock as of November 30, 2015. The proposal, along with the supporting statement, is included below. The New York Fund’s request was submitted by Thomas P. DiNapoli, Comptroller of the State of New York, 59 Maiden Lane, New York, New York 10038 on behalf of the New York Fund.

Shareholder Proposal and Supporting Statement

WHEREAS: In May 2014, Barclays downgraded bonds for the entire U.S. electric utility sector due to risk of rapidly improving solar power and energy storage technologies.

A 2014 report by UBS found that solar systems and batteries will be disruptive technologies for utilities due to steeply declining costs.

In a recent analysis, Deutsche Bartle predicts solar photovoltaic (PV) power costs will reach parity with average electricity prices (grid parity) in 36 U.S. states as soon as 2017, assuming today’s 30% solar investment tax credit (ITC) is reduced to 10% in 2017 as current legislation stipulates.

The U.S. EPA recently released its final Clean Power Plan that requires states to achieve 32% GHG reductions on average nationwide (from 2005 levels), listing renewable energy as a key pillar of the plan.

94% of electric power industry representatives surveyed by PricewaterhouseCoopers predict that the power utility business model will be either completely transformed or significantly changed between today and 2030.

A November 2014 Moody’s report indicated that “a proactive regulatory response to distributed generation is credit positive as it gives utilities improved rate designs and helps in the long-term planning for their infrastructure.”

Navigant Research indicated that: “Utilities that proactively engage with their customers to accommodate distributed generation—and even participate in the market themselves—limit their risk and stand to benefit the most.”

Electric power companies already capitalizing on providing distributed solar generation and energy efficiency services to customers include NRG Energy and Green Mountain Power.

The UN’s Intergovemmental Panel on Climate Change (IPCC), estimates that a 50% reduction in greenhouse gas emissions globally is needed by 2050 (from 1990 levels) to stabilize global temperatures, entailing a U.S. target reduction of 80%.

RESOLVED: With board oversight, assess how Westar Energy is adapting (or could adapt) its business model to enable increased deployment of distributed low-carbon electricity generation resources as a means to reduce societal greenhouse gas emissions and protect shareholder value, and report to shareholders (at reasonable cost and omitting proprietary information) by September lst, 2016.

Supporting Statement: We recommend the assessment include analysis of revenue models for significant adoption of customer-sited solar and other applicable distributed generation resources (to be determined by management) using equipment owned by Westar Energy or by partnering with third-party installers who either lease or sell the equipment to customers.

Our Response to the Shareholder Proposal

THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS A VOTE AGAINST IT FOR THE REASONS SET FORTH BELOW

As a fully-regulated utility, our policies regarding distributed generation are subject to regulatory approval and oversight. As part of our 2015 state general rate case before the Kansas Corporation Commission (“KCC”), we proposed rate designs that we believed encouraged the responsible use of distributed generation. Despite our objections, the KCC deferred distributed generation rate design to a separate docket that we expect to start in 2016. We believe that engaging in a study such as the one requested by the New York Fund prior to the conclusion of the distributed generation docket would be a poor use of shareholder and customer resources. In addition, publishing a shareholder study on these matters during the pendency of the docket could result in unintended consequences, including heightened tensions among interested parties and/or resulting in an unfavorable outcome.

Our customers currently have the option to deploy distributed generation if they so choose. We are required to annually file reports that disclose the extent to which customers are deploying distributed generation. These reports can be accessed by searching for Docket No. 12-WSEE-699-CPL on the KCC’s webpage. The KCC’s webpage is not incorporated into this proxy statement. Since we began providing these reports, the number of customers deploying wind and solar distributed generation has increased from 96 to 399, an increase of over 300%. Also, the reports show that aggregate generator size for distributed generation in our service territories increased over the same period from approximately 1,250 kilowatts to approximately 3,700 kilowatts, which is an increase of approximately 200%. In addition, we are launching a community solar offering to help bring solar power to customers who live in homes not suited for solar panels, do not want to be tasked with panel maintenance and/or do not want to commit to debt or long-term contracts, but still want to use more clean energy. Also, through our Westar Wind Program, customers may elect to buy up to 100% of their energy from wind resources.

We take our responsibility for environmental stewardship seriously. Since 2005, we have decreased sulfur dioxide emissions by about 93% and nitrogen oxide emissions by about 81%. Currently, we own or contract for almost 1,475 megawatts of electric generation capacity from renewable energy sources, primarily from wind turbines. Roughly 150 of these megawatts are owned and 1,325 megawatts are to be acquired through power purchase agreements that are active or under construction. We estimate that, by the end of 2016, production from renewable sources will be equivalent to 35% of our retail load. In December 2015, we announced that we are building a 280 megawatt wind farm, which will bring our renewable energy total to more than 1,750 megawatts. We are also the proud recipient of the 2014 Edison Award, the electric power industry’s most prestigious honor, for engineering and constructing a full-scale wetland to treat wastewater at our Jeffrey Energy Center.

We are committed to responsible environmental management and stewardship through the use of sound, scientific environmental principles in every aspect of our operations. Our strategy is designed to meet our customers’ energy needs while protecting the environment. In order to accomplish this, we generate electricity from a variety of assets including renewable sources in addition to purchasing electricity from electricity generators, suppliers and wholesalers. We have invested in a variety of programs to preserve the quality of the air, land and water on and around our properties. Through the disclosures on our website and public filings, social outreach and a documentary film series we produced about our state, we keep our customers, shareholders and stakeholders informed of our approach and commitment to renewable energy, which includes distributed low-carbon electricity generation resources.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL REQUIRING A REPORT ON OUR STRATEGIES SURROUNDING DISTRIBUTED GENERATION.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The SEC’s rules require our directors and executive officers to file reports of their holdings and transactions in our common stock. Based solely on our review of the reports filed under Section 16(a) of the Exchange Act and written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2015, all required filings applicable to our executive officers, directors and owners of more than ten percent of our common stock were made and that such persons were in compliance with the applicable requirements.

Shareholder Proposals

Proposals for Inclusion in the Proxy Statement.    The 2017 Annual Meeting of Shareholders is scheduled to be held on May 18, 2017. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2017 Annual Meeting of Shareholders, shareholder proposals must be received by our Corporate Secretary no later than December 2, 2016, and must otherwise comply with the requirements of Rule 14a-8.

Proposals not Included in the Proxy Statement.    In addition, our articles of incorporation establish an advance notice procedure with regard to certain matters, including shareholder proposals not intended to be included in the Company’s proxy materials mailed to shareholders, to be brought before an annual meeting of shareholders. In general, notice must be received by our Corporate Secretary not less than 60 days nor more than 90 days prior to the annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, such a proposal will need to be received between February 17, 2017, and March 19, 2017, to be presented at the Company’s 2017 Annual Meeting of Shareholders.

If a shareholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the proposal will not be presented for a vote at such meeting.

Director Recommendations and Nominations

Submitting Director Recommendations to the Nominating and Corporate Governance Committee.    If a shareholder wishes the Nominating and Corporate Governance Committee to consider an individual as a candidate for election to the board of directors, the shareholder must submit a proper and timely request as follows:

•

Timing.    The shareholder must provide the Nominating and Corporate Governance Committee written notice by no later than October 1 of the year prior to the annual meeting of shareholders at which the candidate would seek to be elected.

•	Information. The shareholder’s notice must include the following information:

•	The name and address of the shareholder making the submission and the name, address and telephone number of the candidate to be considered;

•

The class or series and number of shares of the Company’s stock that are beneficially owned by the shareholder making the submission, a description of all arrangements or understandings between the shareholder and the candidate with respect to the candidate’s nomination and election as a director, and an executed written consent of the candidate to serve as a director of the Company if so elected;

•	A copy of the candidate’s resume and references; and

•

An analysis of the candidate’s qualifications to serve on the board of directors and on each of the board’s committees in light of the criteria set forth in our Corporate Governance Guidelines and established by the Nominating and Corporate Governance Committee (including all regulatory requirements incorporated by references therein).

Shareholder Nominations Made at the Annual Meeting of Shareholders.    The Company’s articles of incorporation provide that shareholders may nominate persons for election as directors and have such nominees’ names included on the ballot distributed at the annual meeting by providing our Corporate Secretary written notice not less than 60 days nor more than 90 days prior to the annual meeting. The notice must contain prescribed information about the proponent and each nominee, including the information about the nominee that would have been required to be included in a proxy statement filed under SEC rules had such nominee been nominated by the board of directors. Such a nomination will need to be received between February 17, 2017, and March 19, 2017, to be presented at the Company’s 2017 Annual Meeting of Shareholders.

If a shareholder who has notified the Company of his intention to make a nomination at an annual meeting does not appear or send a qualified representative to make his nomination at such meeting, the nominee will not be included on the ballot distributed at the meeting.

Annual Report to Shareholders

Our Annual Report to Shareholders for the year ended December 31, 2015 will be mailed to shareholders who have elected to receive copies on or about April 1, 2016 and is also available for viewing on the Internet at www.cstproxy.com/westarenergy/2016. The Annual Report contains financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

Under the laws of Kansas, where we are incorporated, no business other than procedural matters may be raised at the annual meeting unless proper notice to the shareholders has been given. We do not expect any business to come up for shareholder vote at the meeting other than the items identified in this notice and proxy statement. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

No Incorporation by Reference

Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be incorporated by reference into any document filed with the SEC. The information contained on our Internet website is not part of this document.

Questions

If you have any questions or need more information about the annual meeting, write to:

Westar Energy, Inc.

P.O. Box 889

Topeka, Kansas 66601-0889

Attention: Shareholder Services

or call us at 785-575-1551 or call our transfer agent at 917-262-2373.

Notices and Requests

All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, and all requests and other notices that we have stated you should direct to our Corporate Secretary should be sent to:

Westar Energy, Inc.

818 S. Kansas Avenue

Topeka, Kansas 66612

Attention: Corporate Secretary

By Order of the Board of Directors,

Larry D. Irick Vice President, General Counsel and Corporate Secretary

Topeka, Kansas

April 1, 2016

APPENDIX A

TO

NOTICE AND PROXY STATEMENT

Companies Included in the Towers Watson

2014 Energy Services Executive Compensation Database

AES Corporation

AGL Resources

Allete

Alliant Energy

Ameren

American Electric Power

Areva

ATC Management

Atmos Energy

Austin Energy

Avista

Babcock & Wilcox

Babcock Power

BG US Services

Black Hills

Blue Ridge Electric

    Membership Corporation

Boardwalk Pipeline Partners

California Independent System

    Operator

Calpine

CenterPoint Energy

CH Energy Group

Cheniere Energy

Chesapeake Utilities

Citizens Energy Group

Cleco

CMS Energy

Colorado Springs Utilities

Consolidated Edison

Dominion Resources

DTE Energy

Duke Energy

Dynegy

EDF Renewable Energy

Edison International

ElectriCities of North Carolina

El Paso Electric

Energen

Energy Future Holdings

Energy Northwest

Energy Solutions

Energy Transfer Partners

EnLink Midstream

Entergy

EP Energy

ERCOT

Exelon

FirstEnergy

First Solar

GDF SUEZ Energy North

    America

Iberdrola Renewables

Iberdrola USA

Idaho Power

Integrys Energy Group

ISO New England

ITC Holdings

JEA

Kinder Morgan

Laclede Group

LG&E and KU Energy

Lower Colorado River

    Authority

MDU Resources

Midwest Independent

    Transmission System

    Operator

Nebraska Public Power District

New Jersey Resources

New York Independent System

    Operator

New York Power Authority

NextEra Energy

NiSource

Northeast Utilities

NorthWestern Energy

NOVA Chemicals

NRG Energy

NW Natural

OGE Energy

Old Dominion Electric

Omaha Public Power

Oncor Electric Delivery

Pacific Gas & Electric

Pepco Holdings

Pinnacle West Capital

PJM Interconnection

PNM Resources

Portland General Electric

PPL

Public Service Enterprise

    Group

Puget Energy

Salt River Project

Santee Cooper

SCANA

Sempra Energy

Sharyland Utilities LP

Southern Company Services

Southwest Gas

Spectra Energy

STP Nuclear Operating

TECO Energy

Tennessee Valley Authority

TransCanada

Tri-State Generation &

    Transmission

UGI

UIL Holdings

Unitil

UNS Energy

URENCO USA

Vectren

Westar Energy

Western Electricity

    Coordinating Council

Williams Companies

Wisconsin Energy

Wolf Creek Nuclear

Xcel Energy

A-1

APPENDIX B

TO NOTICE AND PROXY STATEMENT

WESTAR ENERGY, INC.

LONG TERM INCENTIVE AND SHARE AWARD PLAN

AS AMENDED AND RESTATED

JANUARY 1, ~~2011~~2016

WESTAR ENERGY, INC. LONG TERM INCENTIVE AND SHARE AWARD PLAN (Originally Effective January 1, 1996) (Amended and Restated Effective January 1, ~~2011~~2016)

The Westar Energy, Inc. Long Term Incentive and Share Award Plan (“Plan”) is amended and restated by Westar Energy, Inc. (“Company”) ~~this 1st day of May, 2008, to be~~ effective as of January 1, ~~2011~~2016.

WHEREAS, the Plan was originally established by the Company effective January 1, 1996;

WHEREAS, the Plan has been amended by amendments effective June 30, 1999, October 1, 2000, February 9, 2001, March 1, 2008, January 1, 2009, and January 1, ~~2009~~2011; and

WHEREAS, the Company intends to amend and restate the Plan in order to ~~increase~~impose annual limits on the ~~number~~value of ~~shares subject~~equity awards made to ~~the Plan and to make certain other amendments~~non-employee directors.

NOW, THEREFORE, the Company hereby amends and restates the Plan as follows:

1. Purposes.    The purposes of the ~~1996 Long Term Incentive and Share Award~~ Plan are to advance the interests of Westar Energy, Inc. and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company and certain of its Subsidiaries and Affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below unless a different meaning is plainly required by the context:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Employee under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g) “Committee” means the Human Resources Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(c) of the Code.

(h) “Company” means Westar Energy, Inc., a corporation organized under the laws of the state of Kansas, or any successor corporation.

(i) “Director” means a non-employee member of the Board.

(j) “Director’s Share” means a share granted to a Director under Section 7.

(k) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis pursuant to the 2005 Deferred Compensation Plan, if applicable.

(l) “Eligible Employee” means an employee of the Company or its Subsidiaries and Affiliates, including any director who is an employee, who is responsible for or contributes to the management, growth and/or profitability of the business of the Company, its Subsidiaries or Affiliates.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(n) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the shares are listed on any established stock exchange or on a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

(o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) “NQSO” means any Option that is not an ISO.

(q) “Option” means a right, granted under Section 5(b), to purchase Shares.

(r) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(s) “Participant” means an Eligible Employee or Director who has been granted an Award or Director’s Shares under the Plan.

(t) “Performance Share” means a performance share granted under Section 5(f).

(u) “Performance Unit” means a performance unit granted under Section 5(f).

(v) “Plan” means this ~~1996~~ Long Term Incentive and Share Award Plan as amended and restated.

(w) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(x) “Restricted Share Unit” means a right granted under Section 5(e), to receive Shares or cash at the end of a specified restricted period.

(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(aa) “Shares” means common stock, $5.00 par value per share, of the Company.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 100% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(cc) “2005 Deferred Compensation Plan” means the Westar Energy, Inc. 2005 Deferred Compensation Plan, a copy of which is attached as Exhibit A and incorporated herein.

3. Administration.

(a) Authority of the Committee.    Except as provided in subsection (e) of this Section 3, the Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to select Eligible Employees to whom Awards may be granted;

(ii)	to designate Affiliates;

(iii)	to determine the type or types of Awards to be granted to each Eligible Employee;

(iv)	to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)	[reserved]

(vii)	to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)	to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder,

(x)	to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xi)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) ~~Mannerof~~Manner of Exercise of Committee Authority.    The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) ~~Limitationof~~Limitation of Liability.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion.    Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e) Administration of Directors’ Portion.    Anything in this Plan to the contrary notwithstanding, the portion of this Plan relating to Directors shall be administrated by the full board. Since grants to Directors are either automatic or based on the elections of Directors, this function will be limited to interpretation and general administrative oversight.

4. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards and Director’s Shares under the Plan shall be 8,250,000. No Award or Director’s Shares may be granted if the number of Shares to which such Award or Director’s Share relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards or Director’s Shares are forfeited, canceled, terminated, exchanged or surrendered or such Award or Director’s Shares is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award or Director’s Shares shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards or Director’s Shares under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares with respect to which Options or SARs may be granted during a calendar year to any Eligible Employee under this Plan shall be 350,000 Shares or with respect to Performance Shares, Performance Units, Restricted Shares and Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the equivalent of 1,000,000 shares during a calendar year to any Eligible Employee, without respect to associated dividend equivalents. To the extent that any cash award made pursuant to Section 5(h) does not otherwise constitute a share-based award subject to the foregoing 1,000,000 share per calendar year limitation, in no event shall such cash award exceed 500% of the Eligible Employee’s base salary (up to a maximum base salary of $2,000,000) as of the first day of such calendar year (or, if later, as of the date on which the Eligible Employee becomes an employee of the Company or a subsidiary thereof); provided, however, that if the Performance Period applicable to such cash award exceeds twelve months, the 500% limit shall apply to each 12-month period in the Performance Period.

(b) Any Shares distributed pursuant to an Award or Director’s Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired by purchase in the open market or in private transactions.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d) Anything in this Plan to the contrary notwithstanding, except in connection with a corporate transaction involving the Company or any Subsidiary or Affiliate (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event may the Committee (i) grant Options or SARs in replacement of Options or SARs previously granted under this Plan or any other compensation plan of the Company, or amend outstanding Options or SARs (including amendments to adjust an exercise price), in each case with a lower exercise price than that of the replaced or outstanding Option or SAR, (ii) cancel outstanding Options or SARs in exchange for a cash payment or for a grant of replacement Options or SARs or (iii) engage in any transaction that would be deemed a repricing under the applicable rules of the New York Stock Exchange or other governing body, in each case (i), (ii) or (iii) without first obtaining the approval of the Company’s shareholders.

5. Specific Terms of Awards.

(a) General.    Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter

(subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Employee.

(b) Options.    The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Employees on the following terms and conditions:

(i)	Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii)	Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Employees.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan.

(c) SARs.    The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Employees on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Eligible Employee to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market ~~value~~Value of one Share on the date of exercise (or if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)	Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Employees, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter, and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares.    The Committee is authorized to grant Restricted Shares to Eligible Employees on the following terms and conditions:

(i)

Issuance and Restrictions.    Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Employee granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii)	Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the ~~forefeiture~~forfeiture of Restricted Shares.

(iii)	Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv)	Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date or deferred for payment pursuant to the 2005 Deferred Compensation Plan, if applicable, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units.    The Committee is authorized to grant Restricted Share Units to Eligible Employees, subject to the following terms and conditions:

(i)	Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur not later than sixty (60) days after expiration of the restricted period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Employee) or deferred for payment pursuant to the 2005 Deferred Compensation Plan, if applicable. In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the restricted period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such criteria were in fact satisfied. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii)	Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable restricted period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part, in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f) Performance Shares and Performance Units.    The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Employees on the following terms and conditions:

(i)	Performance Period and Criteria. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: total shareholder return, earnings per share, operating income, net income, pro forma net income, return on shareholders’ equity, return on designated assets, shareholder value added, revenues, capital gains, expenses, operating profit margin, operating cash flow, net profit margin, and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing.

(ii)	Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Employee or group of Eligible Employees with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Employee as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii)	Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)	Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v)	Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing not later than sixty (60) days after the end of the relevant Performance Period. The Committee must certify in writing prior to payment of any Performance Share or Performance Unit that the performance objectives and any other material items were in fact satisfied.

(g) Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Eligible Employees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h) Other Share-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

(a) Stand Alone, Additional, Tandem and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either at the same time as or a different time from the grant of such other Awards or awards. Subject to Section 4(d), the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate shall be determined by the Committee, in its discretion.

(b) Terms of Awards.    The term of each Award granted to an Eligible Employee shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis pursuant to the 2005 Deferred Compensation Plan, if applicable.

(d) Nontransferability.    Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Employee except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Employee only by such Eligible Employee or his guardian or legal representative. An Eligible Employee’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Employees creditors.

7. Directors’ Fees.

(a) Grant of Shares and Other Awards.    Each Director Participant shall receive such portion of his/her Director fees in such number of Shares and/or in such number and type of other Awards as shall be established from time to time by the Board by grants made pursuant to this Plan, with the remainder of such Director fees to be payable in cash or in Shares as elected by the Director Participant in accordance with Section 7(b) below. The

Board shall have the same authority to establish the terms and conditions of any Awards granted pursuant to this Section 7(a) as the Committee has with respect to Awards granted under Section 5 of the Plan. Any Awards granted pursuant to this Section 7(a) shall be considered Awards for all purposes of this Plan (notwithstanding that they are granted to Directors rather than Eligible Employees) except that the Board shall exercise all powers otherwise exercisable by the Committee with respect to such Awards. The aggregate Fair Market Value of all equity Awards granted to a Director pursuant to this Section 7(a) (ignoring any deferral election) for any calendar year shall not exceed $425,000; except the foregoing annual limit shall be $725,000 for any Director serving as chair of the Board. The value of any Directors’ fees that a Director elects to have paid as Shares in lieu of all or a portion of cash in accordance with Section 7(b) shall not be counted towards the limits described in the preceding sentence. Fair Market Value for purposes of this Section 7(a) shall be determined by such methods or procedures as shall be established from time to time by the Committee, and shall initially be the grant date fair value for each equity Award determined in accordance with applicable accounting rules.

(b) Election to Determine Percentage or Amount of Compensation to be Paid in Stock.    Each Director Participant shall have an opportunity to elect to have the remaining portion of his/her Director fees paid in cash or ~~shares~~Shares, or a combination thereof. Except for the initial election following adoption of the ~~plan~~Plan or the Director’s election to the Board, any such election shall be made in writing and must be made at least six months before the services are rendered giving rise to such compensation, and may not be changed thereafter except as to compensation for services rendered at least six months after any such election to change is made in writing. In the absence of such an election, such remaining portion of the Director’s fees shall be paid entirely in cash. Nothing contained in this Section 7(b) shall be interpreted in such a manner as would disqualify the Plan from treatment as a “formula plan” under Rule 16b-3.

(c) Amount and Date of Payment for Stock Compensation.

(i)	For any ~~Plan Year~~calendar year in which a Director is a Participant for the full ~~Plan Year~~calendar year, any Stock compensation due a Director Participant pursuant to Sections 7(a) shall be payable at the beginning of such ~~plan~~calendar year, and with respect to Section 7(b) above shall be payable on a quarterly basis, with the first such quarterly distribution being made on April 1 and succeeding quarterly distributions being made on July 1, October 1, and January 1. The amount of stock to be distributed to a Director Participant shall be determined by dividing the Director Participant’s required and elected dollar amount of stock compensation by the Fair Market Value of the Shares~~.\~~.

(ii)	Notwithstanding the foregoing, for purposes of the 1996 ~~Plan Year~~calendar year, no stock distributions shall be made prior to receipt of all requisite approvals; provided, however, that once the requisite approvals of the Plan are received, the stock distributions shall be made as soon as practicable thereafter and shall include any stock distributions which would have been made had the requisite approvals been obtained on the Effective Date. The stock distributions to be made in accordance with this Section 7(c)(2) shall be valued in accordance with the provisions of Section 7(c)(1).

8. Change of Control Provisions.

(a) Acceleration of Exercisability and Lapse of Restrictions; Cash-Out of Awards.    In the event of a Change of Control, the following acceleration and cash-out provisions shall apply unless otherwise provided by the Committee at the time of the Award grant.

(i)	All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse of restrictions or limitations is waived by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

(ii)	For a period of up to 60 days following a Change in Control, the Participant may elect to surrender any outstanding Award and to receive, in full satisfaction therefor, a cash payment equal to the value of such Award calculated on the basis of the Change of Control Price of any Shares or the Fair Market Value of any property other than Shares relating to such Award; provided, however, that in the case of an Incentive Stock Option, or a Stock Appreciation Right granted in tandem therewith, the cash payment shall be based upon the Fair Market Value of Shares on the date of exercise. In the event that an Award is granted in tandem with another Award such that the Participant’s right to payment for such Award is an alternative to payment of another Award, the Participant electing to surrender any such tandem Award shall surrender all alternative Awards related thereto and receive payment for the Award which produces the highest payment to the Participant. Except as provided in Section 8(a)(iii), in no event will an Award be surrendered or a Participant have the right to receive cash under this Section 8(a)(ii) with respect to an Award if the Participant is subject to Section 16 of the Exchange Act and at least six months shall not have elapsed from the date on which the Participant was granted the Award before the date of the Change of Control (unless this restriction is not at such time required under Rule 16b-3).

(iii)	In the event that any Award is subject to limitations under Section 8(a)(ii) at the time of a Change of Control, then, solely for the purpose of determining the rights of the Participant with respect to such Award, a Change of Control shall be deemed to occur at the close of business on the first business day following the date on which the Award could be sold without liability under Section 16 of the Exchange Act.

(b) Definitions of Certain Terms.    For purposes of this Section 8, the following definitions, in addition to those set forth in Section 2, shall apply:

(i)	“Change of Control” means the occurrence of any one of the following events:

(1)	individuals who, on May 17, 2000, constitute the Board (the ‘Incumbent Directors’) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 17, 2000, whose election or nomination for election was approved by a vote of at least three-fourths of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(2)	any ‘person’ (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the ‘Exchange Act’) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the ‘Company Voting Securities’); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (3));

(3)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a ‘Business Combination’), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the ‘Surviving Corporation’), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the ‘Parent Corporation’), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a ‘Non-Qualifying Transaction’); or

(4)	the consummation of a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets. For purposes of this definition, ‘subsidiary’ shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets upon liquidation or dissolution.

(ii)	“Change of Control Price” means, with respect to a Share, the higher of (a) the highest reported sales price of Shares on the New York Stock Exchange during the 30 calendar days preceding a Change of Control, or (b) the highest price paid or offered in a transaction which either (i) results in a Change of Control, or (ii) would be consummated but for another transaction which results in a Change of Control and, if it were consummated, would result in a Change of Control. With respect to clause (b) in the preceding sentence, the “price paid or offered” will be equal to the sum of (i) the face amount of any portion of the consideration consisting of cash or cash equivalents and (ii) the fair market value of any portion of the consideration consisting of real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Committee.

(iii)	“Related Party” means (a) a wholly-owned subsidiary of the Company; or (b) an employee or group of employees of the Company or any wholly-owned subsidiary of the Company; or (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any wholly-owned subsidiary of the Company; or (d) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities.

(iv)	“Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

9. General Provisions.

(a) Compliance with Legal and Trading Requirements.    The Plan, the granting and exercising of Awards or Director’s Shares thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award or Director’s Share until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

(b) No Right to Continued Employment or Service.    Neither the plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s or director’s employment or service at any time.

(c) Taxes.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee’s tax obligations.

(d) Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required (i) in order to insure that Awards granted under the Plan are exempt under Rule 16b-3 or (ii) under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award or Director’s Shares theretofore granted to him or her. Notwithstanding the other provisions of this paragraph, Section 7 and the other provisions of this Plan applicable to Director’s Shares may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(e) No Rights to Awards; No Shareholder Rights.    No Eligible Employee or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees and employees. No Award shall confer on any Eligible Employee any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Award.

(f) Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award or Director’s Shares, nothing contained in the Plan or any Award or Director’s Share shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans.    No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

(i) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award or Director’s Option. Cash shall be paid in lieu of such fractional shares.

(j) Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Kansas without giving effect to principles of conflict of laws.

(k) Effective Date; Plan Termination. The Plan ~~shall become~~originally became effective as of January 1, 1996, (the “Effective Date”) upon approval by the affirmative votes of the holders of a majority of voting securities of the Company voting upon the adoption of the ~~plan.~~Plan. The amended and restated Plan will become effective on January 1, 2016, upon approval by the affirmative votes of the holders of a majority of voting securities of the Company voting upon the adoption of the amended and restated Plan. The Plan shall terminate as to future awards on June 30, 2019.

(l) Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

IN WITNESS WHEREOF, the Company hereby adopts the foregoing amended and restated Long Term Incentive and Share Award Plan the date first above written, to be effective January 1, ~~2011~~2016.

WESTAR ENERGY, INC.

Mark A. Ruelle
Executive Vice President and Chief Financial Officer

Dated

ATTACHMENT A

Westar Energy, Inc.

2005 Deferred Compensation Plan

January 1, 2005

WESTAR ENERGY, INC.

2005 DEFERRED COMPENSATION PLAN

The WESTAR ENERGY, INC. 2005 DEFERRED COMPENSATION PLAN (“Plan”) is adopted effective January 1, 2005. The Plan is established and maintained by WESTAR ENERGY, INC. solely for the purpose of permitting certain of its senior management employees to defer a portion of their base salary, bonus and incentive compensation from current income taxation and receive such deferred amounts at a future date.

Accordingly, WESTAR ENERGY, INC. hereby adopts the Plan pursuant to the terms and provisions set forth below:

ARTICLE I.

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1 “Account” means the account maintained by Company under Plan for a Participant that is credited with amounts contributed under Section 3.1 of Plan and any gains and losses on such amounts as required to be credited or debited by Article IV. A Participant’s Account shall contain subaccounts, if applicable, as follows: (1) Cash Deferral Account and (2) Stock Deferral Account.

1.2 “Beneficiary” means the person or persons designated by a Participant, on a form made available by Committee for such purpose (a copy of which is attached hereto as Exhibit A) to receive any amounts credited to a Participant’s Account under this Plan that remain undistributed at Participant’s death.

1.3 “Board” means the Board of Directors of Company.

1.4 “Cash Deferral Account” means the subaccount established and maintained by the Company for specified deferrals of cash compensation by a Participant, as described in Article III. A Cash Deferral Account will be maintained solely as a bookkeeping entry by Company to evidence unfunded obligations of Company.

1.5 “Change of Control Event” means any one of events (a), (b) or (c):

(a) Change in the Ownership of Company. Any one person, or more than one person acting as a group (as defined below in (d)) acquires ownership of stock of Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Company.

(b) Change in the Effective Control of Company. Either (i) any one person, or more than one person acting as a group (as defined below in (d)), acquire (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company possessing 35 percent or more of the total voting power of the stock of Company; or (ii) a majority of members of Company’s Board is replaced during any 12-month period by directors whose apportionment or election is not endorsed by a majority of the members of Company’s Board prior to the date of the appointment or election.

(c) Change in the Ownership of a Substantial Portion of Company’s Assets. Any one person, or more than one person acting as a group (as defined below in (d)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Company that have a total gross fair market value (“gross fair market value” means the value of the assets of Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets) equal to or more than 40 percent of the total gross fair market value of all of the assets of Company immediately prior to such acquisition or acquisitions.

(d) Persons Acting as a Group. Persons will not be considered to be acting as a group solely because they purchase or own stock, or purchase assets, of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the corporation. If a person, including an entity or entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation (only with respect to the ownership in that corporation in the case of a change in the Effective Control of a Company or only to the extent of the ownership in that corporation in the case of a Change in the Ownership of a Substantial Portion of a Company’s Assets) prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

1.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

1.7 “Committee” means the Nominating and Corporate Governance Committee of the Board to administer Plan. The Committee shall be the Plan Administrator.

1.8 “Company” means WESTAR ENERGY, INC., a Kansas corporation, and any affiliated company which Westar Energy, Inc. authorizes to be a participating employer hereunder.

1.9 “Compensation” means the aggregate compensation paid to a Participant by Company during a Plan Year, including salary, commissions, bonuses, Incentive Compensation and all other items that constitute wages within the meaning of Code Section 3401(a) or are required to be reported under Code Sections 6041(d), 6051(a)(3) or 6052. Compensation also includes Compensation Reduction Contributions under this Plan and any elective deferrals under cash-or-deferred arrangements or cafeteria plans that are not includable in gross income by reason of Code Section 125 or Code Section 402(e)(3), but does not include any other amounts contributed pursuant to, or received under, Plan or any other plan of deferred compensation. Compensation excludes all compensatory income received by a participant with respect to the exercise of stock options or the delivery of option shares following the exercise of such options, compensatory income attributable to the vesting of restricted stock granted to a Participant under Company’s compensatory stock plan, relocation reimbursements paid by Company, and automobile allowances.

1.10 “Compensation Reduction Agreement” means the written compensation reduction agreement entered into by a Participant with Company in the form attached hereto as Exhibit A in any Plan Year.

1.11 “Disability” means a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Company.

1.12 “Dividend Equivalents” has the meaning given in Section 4.2 hereof.

1.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations relating thereto.

1.14 “Incentive Compensation” means any payment under the Westar Energy, Inc. Long Term Incentive and Share Award Plan.

1.15 “Participant” means an employee of Company who is designated by the Board as being one of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 (“ERISA”) with respect to whom contributions may be made under this Plan.

1.16 “Plan” means the Westar Energy, Inc. 2005 Deferred Compensation Plan.

1.17 “Plan Year” means the calendar year.

1.18 “Prime Rate” means the prime rate of interest in effect on the first business day of the applicable calendar year as such rate is reported by the Wall Street Journal (or, if no longer reported by the Wall Street Journal, such other nationally recognized publication as selected by the Administrator).

1.19 “Separation from Service” means a Participant’s death, retirement or other termination of employment with Company. A Separation from Service shall not occur if a Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Participant has a right (either by contract or by statute) to reemployment with Company.

1.20 “Stock” means the common stock of Company or such other securities or rights economically related to the common stock or other capital stock or securities of Company as may be designated by the Committee, including restricted shares of Company’s common stock and restricted share units.

1.21 “Stock Deferral Account” means the subaccount established and maintained by Company for specified deferrals of Stock compensation by a Participant, as described in Article III. A Stock Deferral Account will be maintained solely as a bookkeeping entry by Company to evidence unfunded obligations of Company.

1.22 Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

ARTICLE II.

ELIGIBILITY

A senior management employee of Company is eligible to become a Participant in Plan for a particular Plan Year provided such employee has been designated in writing as a Participant for such Plan Year by the Board.

ARTICLE III.

PLAN CONTRIBUTIONS

3.1 Compensation Reduction Contributions.

(a) Any Participant may elect to defer the receipt of a portion of the Compensation otherwise payable to Participant by Company in any Plan Year. The amount deferred pursuant to this Section 3.1(a) shall be a Compensation Reduction Contribution allocated to the Account maintained for the Participant for such Plan Year which Account shall have the following subaccounts, if applicable: (1) Cash Deferral Account and (2) Stock Deferral Account.

(b) Notwithstanding Section 3.1(a), a Participant may not make Compensation Reduction Contributions to this Plan during any period for which contributions must be suspended in accordance with Treasury Regulations Section 1.401(k)-1(d)(2)(iv)(B)(4) as a condition of such Participant’s receipt of a hardship withdrawal from any plan of Company which includes a qualified cash or deferred arrangement under Code Section 401(k), if any.

3.2 Compensation Reduction Agreement. As a condition to Company’s obligation to make a Compensation Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, Participant must execute a

Compensation Reduction Agreement and Beneficiary Designation in the form attached hereto as Exhibit A. Any deferral election made by a Participant shall be irrevocable with respect to the Plan Year covered by such election. A Compensation Reduction Agreement for any Plan Year shall be made and delivered to Company before the beginning of the Plan Year in which services relating to the Compensation for such Plan Year to be deferred are performed and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to Company prior to the beginning of the Plan Year in which such revocation is to be effective; PROVIDED, that for the Plan Year in which a Participant first becomes eligible to participate in Plan, and has not in the past two years been eligible to participate in any other nonqualified deferred compensation plan which would be aggregated with Plan pursuant to Treasury Regulation Section 1.409A-1, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date Participant becomes eligible to participate in Plan; PROVIDED FURTHER, that in the case of any deferral from performance-based compensation, such election must be filed with Company no later than June 30 of the performance period for which a Participant receives such performance-based compensation; PROVIDED FURTHER, that an election to defer any award of Incentive Compensation that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date of the award must be made (1) on or before the 30th day after the award date and (2) at least 12 months in advance of the earliest date at which the forfeiture condition could lapse.

ARTICLE IV.

EARNINGS ON CONTRIBUTIONS

4.1 Cash Deferral Account. Amounts credited to a Cash Deferral Account shall earn interest at a rate, with respect to any Plan Year, equal to the Prime Rate plus one (1%) percent, and such interest will be credited to the Cash Deferral Account from time to time; PROVIDED, HOWEVER, that during the time period that installment payments are being made from a Cash Deferral Account, any balance of the Cash Deferral Account shall earn interest at a rate, with respect to any Plan Year, equal to the Prime Rate, and such accrued interest will be paid together with the next distribution from the Account.

4.2 Stock Deferral Account. A Participant is deemed to receive “dividends” on the shares of Stock credited to the Participant’s Stock Deferral Account equal to the dividends paid on the Stock and such other dividend rights related to Stock, if any, whether vested or unvested, granted to the Participant as such rights are approved by the Committee (“Dividend Equivalents”). The notional dollar amount of the Dividend Equivalents will be converted into additional share credits of Stock, including fractional share credits, and credited to the Participant’s Stock Deferral Account by dividing (x) the notional dollar amount of the Dividend Equivalents by (y) the average of the highest and lowest sales price of Company’s Stock for the three (3) trading days immediately preceding the dividend payment date, unless the Committee determines that another procedure for determining conversion would be more appropriate; PROVIDED, HOWEVER, that during the time period that installment distributions are being made from a Stock Deferral Account, the notional dollar amount of Dividend Equivalents earned on the balance of the Stock Deferral Account shall be paid together with the next distribution from the Account. The Stock Deferral Account will be adjusted for any stock dividends, stock splits or like events as determined by the Committee.

ARTICLE V.

DISTRIBUTIONS

5.1 Distribution – General Rule. All amounts credited to a Participant’s Account, including gains/losses credited/debited in accordance with Article IV of the Plan, shall be distributed to or with respect to a Participant only upon Participant’s Separation from Service with Company and all affiliates thereof for any reason including retirement, death or Disability; provided, however, if a Participant is a “Specified Employee” as defined in Code section 409A(a)(2)(A) (that is, a “Key Employee” as defined in Code section 416(i) without regard to paragraph

(5) thereof), no distribution may be made before the date which is 6 months after the date of Participant’s Separation from Service from Company (or, if earlier, the date of death or Disability of Participant). All amounts distributable under Plan shall be distributed in the form of a single lump-sum payment; PROVIDED, HOWEVER, Participant may elect at the time of his initial Compensation Reduction Agreement that instead of receiving a single lump-sum payment, he will receive payment under Plan in installments over a period not to exceed ten (10) years.

If a Participant should die before distribution of the full amount of his Account has been made to him, any remaining amounts shall be distributed to the Participant’s Beneficiary in the manner and at the time heretofore prescribed. If Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, such amount shall be distributed to the Participant’s estate in the manner and at the time heretofore prescribed.

5.2 Distribution – Special Rule. In addition to or in lieu of the distribution set forth in Section 5.1, a Participant may elect to allocate, in whole or in part, amounts to be credited to his Account to a “Fixed Period Subaccount” which shall be distributed as follows: All amounts credited to a Fixed Period Subaccount, including gains/losses credited/debited in accordance with Article IV hereof, shall be distributed to Participant in the form of a single lump-sum payment within thirty (30) days after January 1 of the Plan Year selected for payment by such Participant; PROVIDED, HOWEVER, Participant may elect at the time of his initial Compensation Reduction Agreement that instead of receiving a single-sum payment, he will receive payment under Section 5.2 in installments over a period not to exceed ten (10) years. The minimum initial deferral period for each Subaccount shall be five (5) years. The election to allocate amounts to be credited to a Fixed Period Subaccount shall be made on the Compensation Reduction Agreement and Beneficiary Designation (see Exhibit A) and in accordance with Section 3.2 hereof. A Participant may not modify, alter, amend or revoke such allocation for a Plan Year after such Plan Year begins. Furthermore, amounts in one Fixed Period Subaccount cannot be transferred to another Fixed Period Subaccount.

If a Participant should die before distribution of the full amount of his Account which has been allocated to any Fixed Period Subaccount, any remaining amount shall be distributed to Beneficiary in the manner and at the time heretofore prescribed. If a Participant has not designated a Beneficiary, or no designated Beneficiary is living on the date of the distribution, such amount shall be distributed to Participant’s estate in the manner and at the time heretofore prescribed.

5.3 Unforeseeable Emergency. The Committee shall have the sole and absolute discretion to grant a Participant’s request to withdraw all or any amount credited to his Account to the extent reasonably needed to satisfy an emergency need created by an Unforeseeable Emergency. An “Unforeseeable Emergency” is a severe financial hardship to Participant resulting from an illness or accident of Participant, Participant’s spouse or a dependent (as defined in Code section 152) of Participant, loss of Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant. The circumstances that will constitute an Unforeseeable Emergency will depend on the facts of each case, but in any case, the amount distributed with respect to an emergency shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

5.4 Change in Control Event. Upon a Change in Control Event as defined in Section 1.5, all amounts credited to a Participant’s Account, including gains/losses credited/debited in accordance with Article IV of Plan, shall be distributed to each Participant in a single lump sum payment not later than thirty (30) days following such Change in Control Event.

5.5 Subsequent Election. A Participant may elect to defer payment, or change the form of payment, of his Account pursuant to his initial election under Section 5.1 or 5.2, provided (a) the subsequent election is not effective until 12 months after the date on which the subsequent election is made; (b) the first payment with respect to which such subsequent election is made shall be deferred for a period of not less than 5 years from the date such payment would otherwise have been made; and (c) in the case of an initial election under Section 5.2 of Plan, any subsequent election shall be made not less than 12 months prior to the date of the first scheduled payment pursuant to the initial election under Section 5.2 of Plan.

5.6 Special Election Permitted by Notice 2005-1. There shall be permitted pursuant to this Plan, a special election under Notice 2005-1, Q&A 21, with respect to the deferrals of amounts that are subject to IRC 409A which relate all or in part to services performed on or before December 31, 2005. The requirements of IRC 409A(a)(4)(B) relating to the timing of elections will not be applicable to any election made on or before March 15, 2005.

ARTICLE VI.

ADMINISTRATION OF THE PLAN

6.1 The Administrative Committee. The Plan is administered by the Committee, which shall be the Plan Administrator for purposes of ERISA. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of Plan.

6.2 Powers of the Committee. In carrying out its duties with respect to the general administration of Plan, the Committee has, in addition to any other powers conferred by Plan or by law, the following powers:

(a) to determine all questions relating to eligibility to participate in Plan;

(b) to compute the amount and kind of distributions payable to Participants and their Beneficiaries;

(c) to maintain all records necessary for the administration of Plan that are not maintained by Company;

(d) to interpret the provisions of Plan and to make and publish such rules for the administration of Plan as are not inconsistent with the terms thereof;

(e) to establish and modify the method of accounting for Plan;

(f) to employ counsel, accountants, record keepers, and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

(g) to perform any other acts necessary and proper for the administration of Plan.

(h) total and complete discretion to interpret and construe Plan and to determine all questions arising in the administration, interpretation and application of Plan. Any determination Committee makes under Plan is final and binding upon any affected person.

6.3 Indemnification.

(a) Indemnification of Members of the Committee by Company. Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of a member’s action or failure to act in such capacity, excepting only expenses and liabilities arising out of a member’s own willful misconduct. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

(b) Liabilities for which members of the Committee are indemnified. Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

(c) Company’s right to settle claims. Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of Company.

6.4 Claims procedure. The Claims Procedure is set forth in Exhibit B attached hereto.

6.5 Expenses of the Committee. All expenses of the Committee are paid by Company.

6.6 Expenses of the Plan. The expenses of administering Plan shall be paid by Company.

ARTICLE VII.

AMENDMENT OR TERMINATION

7.1 Amendment or Termination. Company intends Plan to be permanent but, subject to the provisions of Code Section 409A and the regulations thereunder, reserves the right to amend or terminate Plan when, in the sole opinion of Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

7.2 Effect of Amendment or Termination. No amendment or termination of Plan shall directly or indirectly reduce the balance of any Account held hereunder as of the effective date of such amendment or termination. Upon termination of Plan, distribution of amounts in each Account shall be made to the Participant or Beneficiary in the manner and at the time described in Section 5.1 or 5.2 of Plan as elected by Participant under his initial Compensation Reduction Agreement, or as changed by a subsequent election under Section 5.5 hereof. Except as allowed in compliance with Code Section 409A and the regulations promulgated thereunder, there shall be no acceleration of distributions in the event Plan is terminated. No additional credits of Compensation Reduction Contributions shall be made to the Account of a Participant after termination of Plan, but Company shall continue to credit/debit gains/losses to Accounts pursuant to Article IV until the balance of each such Account has been fully distributed to the Participant or Beneficiary.

ARTICLE VIII.

GENERAL PROVISIONS

8.1 Participant’s Rights Unsecured. Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Company for payment of any distributions hereunder. The right of a Participant or Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of Company, and neither a Participant nor a Beneficiary shall have any rights in or against any specific assets of Company. All amounts credited to an Account shall constitute general assets of Company and may be disposed of by Company at such time and for such purposes as it may deem appropriate.

8.2 No Guarantee of Benefits. Nothing contained in Plan shall constitute a guaranty by Company or any other person or entity that the assets of Company will be sufficient to pay any benefit hereunder.

8.3 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under Plan except in accordance with the terms of Plan. Establishment of Plan shall not be construed to give any Participant the right to be retained in the service of Company.

8.4 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.5 Applicable Law. Plan shall be construed and administered under the laws of the State of Kansas.

8.6 Incapacity of Recipient. If any person entitled to a distribution under Plan is deemed by Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Company and Plan therefor.

8.7 Unclaimed Benefit. Each Participant shall keep Company informed of his current address and the current address of any Beneficiary. Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to Company within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of Participant, Company is unable to locate any Beneficiary of Participant, then Company shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary and such benefit shall be irrevocably forfeited.

8.8 Limitations on Liability. Notwithstanding any of the preceding provisions of Plan, neither Company nor any individual acting as employee or agent of Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with Plan.

8.9 Department of Labor Notice. Company shall be responsible for filing with the Department of Labor a notice in the form attached hereto as Exhibit C, not later than 120 days after the adoption of this Plan.

IN WITNESS WHEREOF, Company has caused this Plan to be executed by a duly authorized officer this day of                     , 2006.

WESTAR ENERGY, INC.

By:

EXHIBIT A

COMPENSATION REDUCTION AGREEMENT

AND

BENEFICIARY DESIGNATION

As a condition of receiving a Compensation Reduction Contribution under the Westar Energy, Inc. 2005 Deferred Compensation Plan, the undersigned agrees as follows:

1. The cash Compensation otherwise payable to me by Westar Energy, Inc. for any calendar year commencing with the year which begins on January 1, 2006, shall be reduced by     % and the amount of such reduction shall be allocated as a Compensation Reduction Contribution made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for such year to my Cash Deferral Account.

2. The restricted share units (RSUs) granted to me under an RSU award by Wester Energy, Inc. dated                     , which shall vest on                     , shall not be paid on such vesting date(s), but instead shall be deferred and allocated as a Compensation Reduction Contribution to my Stock Deferral Account made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for such year(s). (IMPORTANT: an election under this paragraph 2 must be made no later than 30 days after the award date for the RSUs.)

3. All dividend equivalents paid with respect to the RSUs referred to in item 2 above shall not be paid when normally paid, but instead shall be reinvested in RSUs, which shall not be then paid, but instead shall be deferred and allocated as a Compensation Reduction Contribution to my Stock Deferral Account made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for each such year that dividend equivalent would otherwise be paid.

4. Optional Election to Allocate Contributions to a Fixed Period Subaccount (Plan Section 5.2). I wish to allocate contributions to be made pursuant to paragraphs 1, 2 or 3 above as follows:

(a) Rather than receive distribution of contributions made to the Plan pursuant to the general rule stated in Plan Section 5.1, I wish to create a “Fixed Period Subaccount” which shall be payable January 1 of the following year:             (insert the year which for an initial deferral must be at least five (5) years after the Plan Year the election is effective).

(b) Further, I wish to allocate the following percentage of Compensation Reduction Contributions made on my behalf to the account created in (a) above:     %

5. Optional Election to Receive Distribution in Installments Over a Period Not To Exceed Ten (10) Years. Rather than receive distribution of contributions made to the Plan in a lump sum, I wish distribution in equal monthly payments of     years (not to exceed ten (10) years).

6. These elections shall be irrevocable with respect to the Plan Year covered by this election prior to the date I revoke the elections by written instrument delivered to Westar Energy, Inc. With the exception of changes to beneficiary designation, no written instrument shall be effective during the Plan Year if delivered after the start of the Plan Year (or, if I am a new Participants, the effective date of my enrollment in the Westar Energy, Inc. 2005 Deferred Compensation Plan).

7. I hereby designate the following person or persons as primary and secondary beneficiaries of my Account under the Plan payable by reason of my death:

Primary Beneficiary(ies) [include address and relationship]

Contingent Beneficiary(ies) [include address and relationship]:

I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND CONTINGENT BENEFICIARIES.

All sums payable under the Plan by reason of my death shall be paid to the primary beneficiary, if he or she survives me, and if no primary beneficiary survives me, then to the contingent beneficiary, and if no named beneficiary survives me, then all amounts shall be paid in accordance with the Plan. I understand that, unless I have provided otherwise above, all sums payable to more than one beneficiary will be paid equally to the living beneficiaries.

Accepted:

Westar Energy, Inc.

By:	Signature of Participant

Date:	Date:

EXHIBIT B

CLAIMS PROCEDURES

I.	Initial Claim

A.	Submitting the Claim

Upon request, the Plan Administrator shall provide any Participant or Beneficiary (“Claimant”) with a claim form which the Claimant can use to request benefits. In addition, the Plan Administrator will consider any written request for benefits under the Plan to be a claim.

B.	Approval of Initial Claim

If a claim for benefits is approved, the Plan Administrator shall provide the Claimant with written or electronic notice of such approval. The notice shall include:

1.	The amount of benefits to which the Claimant is entitled.

2.	The duration of such benefit.

3.	The time the benefit is to commence.

4.	Other pertinent information concerning the benefit.

C.	Denial of Initial Claim

If a claim for benefits is denied (in whole or in part) by the Plan Administrator, the Plan Administrator shall provide the Claimant with written or electronic notification of such denial within ninety (90) days (forty-five (45) days in the case of a claim for disability benefit) after receipt of the claim, unless special circumstances require an extension of time for processing the claim. (See Section III for the procedures concerning extensions of time.)

The notice of denial of the claim shall include:

1.	The specific reason that the claim was denied.

2.	A reference to the specific plan provisions on which the denial was based.

3.	A description of any additional material or information necessary to perfect the claim, and an explanation of why this material or information is necessary.

4.	A description of the plan’s appeal procedures and the time limits that apply to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

5.	Any materials required under 29 C.F.R. § 2560.503-1(g)(1)(v).

The Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Plan Administrator. The Claimant may appeal the denial as set forth in the next section of this procedure. IF THE CLAIMANT FAILS TO APPEAL SUCH ACTION TO THE PLAN ADMINISTRATOR IN WRITING WITHIN THE PRESCRIBED PERIOD OF TIME DESCRIBED IN THE NEXT SECTION, THE PLAN ADMINISTRATOR’S DENIAL OF A CLAIM SHALL BE FINAL, BINDING AND CONCLUSIVE.

II.	Appeal Procedures

A.	Filing the Appeal

In the event that a claim is denied (in whole or in part), the Claimant may appeal the denial by giving written notice of the appeal to the Plan Administrator within 60 days (one hundred eighty (180) days in the case of a claim for disability benefit) after the Claimant receives the notice of denial of the claim.

At the same time the Claimant submits a notice of appeal, the Claimant may also submit written comments, documents, records, and other information relating to the claim. North Fork Bancorporation, Inc. (“Company”) (or its designee) shall review and consider this information without regard to whether the information was submitted or considered in conjunction with the initial claim.

B.	General Appeal Procedure

Company may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.

Company shall render a decision on appeal within sixty (60) days (forty-five (45) days in the case of a claim involving disability) after the receipt by the Plan Administrator of the notice of appeal, unless special circumstances require an extension of time. (See Section III for the procedures concerning extensions of time.)

The appeal decision of Company shall be provided in written or electronic form to the Claimant. If the appeal decision is adverse to the Claimant, then the written decision shall include the following:

1.	The specific reason or reasons for the appeal decision.

2.	Reference to the specific plan provisions on which the appeal decision is based.

3.	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. § 2560.503-1 (m)(8).)

4.	A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures.

5.	A statement of the Claimant’s right to bring an action under Section 502(a) of the Employee Retirement Income Security Act.

C.	Special Appeal Procedure for Disability Claims.

For the purpose of any appeal of an adverse benefit determination regarding a disability benefit, in addition to the procedures set forth in Section II.B., the following procedures shall also apply:

1.	The appeal will be conducted by an appropriate Named Fiduciary designated by Company. The Fiduciary will be neither the individual who denied the claim initially, nor a subordinate of such individual.

2.	In deciding the appeal, the Fiduciary shall not give any deference to the initial determination that was made concerning the claim.

3.	If the initial claim was denied based in whole or in part on a medical judgment, then the Fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Any such professional shall be neither an individual who was consulted in connection with the initial claim, nor the subordinate of any such individual.

4.	If the Fiduciary obtains the advice of medical or vocational experts in connection with the appeal, then the Fiduciary must identify the expert(s), without regard to whether the fiduciary relied upon the advice when deciding the appeal.

5.

In the event of an adverse determination on appeal if an internal rule, guideline, protocol, or other similar criterion was relied upon in making decision on appeal, then the written decision on appeal shall include either (a) the specific rule, guideline, protocol, or other similar criterion, or (b) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to the Claimant free of charge upon request.

III.	Extensions of Time

A.	Notice of Extension

If Company requires an extension of time, Company shall provide the Claimant with written or electronic notice of the extension before the first day of the extension.

The notice of the extension shall include:

1.	An explanation of the circumstances requiring the extension. These circumstances must be matters beyond the control of the Plan or Company.

2.	The date by which the Administrator or Company expects to render a decision.

3.	The standard on which the Claimant’s entitlement to a benefit is based.

4.	The unresolved issues, if any, that prevent a decision on the claim or on appeal, and the information needed to resolve those issues. In the event that such information is needed:

a.	The Claimant shall have at forty-five (45) days in which to provide the specified information.

b.	The time for determining an initial claim shall be tolled from the date on which the notice of extension is sent to the Claimant, until the date on which the Claimant responds to the request for additional information.

B.	Length of Extension

For purposes of an initial claim not involving disability, no more than one extension of ninety (90) days shall be allowed.

For purposes of an initial claim involving disability, no more than two extensions of thirty (30) days each shall be allowed.

For purposes of an appeal not involving disability, no more than one extension of sixty (60) days shall be allowed.

For purposes of an appeal involving disability, no more than one extension of forty-five (45) days shall be allowed.

EXHIBIT C

CERTIFIED MAIL

RETURN RECEIPT NO.

Secretary of Labor

Top Hat Plan Exemption

Employee Benefits Security Administration

Room N-1513

U.S. Department of Labor

200 Constitution Avenue NW

Washington, DC 20210

WESTAR ENERGY, INC.

REPORTING AND DISCLOSURE COMPLIANCE STATEMENT

In compliance with Section 110 of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Regulations thereunder, found at 29 CFR 2520.104-23, Westar Energy, Inc. is filing this Reporting and Disclosure Compliance Statement and in connection herewith provides the following information:

EMPLOYER	WESTAR ENERGY, INC.
ADDRESS:	818 SOUTH KANSAS AVE. P.O. BOX 889 TOPEKA, KS 66612
EMPLOYER IDENTIFICATION #:	48-0290150
PLAN NAME:	WESTAR ENERGY, INC. 2005 DEFERRED COMPENSATION PLAN
NUMBER OF PLANS:	[ ]
NUMBER OF EMPLOYEES PARTICIPATING IN EACH PLAN:	[ ]

Westar Energy, Inc. maintains the above-named unfunded Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Westar Energy, Inc. will provide the plan documents to the Secretary of Labor upon request, as required by Section 104(a)(1) of ERISA.

WESTAR ENERGY, INC.

By:

Title:
Date:

ADMISSION TICKET

Please bring this ticket to the Annual Meeting

Notice of Annual Meeting of Shareholders

WESTAR ENERGY, INC.

2016 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of three Class II directors, to provide an advisory vote to approve named executive officer compensation, to ratify and confirm the appointment of our independent registered public accounting firm, to approve an amendment to our Long Term Incentive and Share Award Plan, as amended and restated, and re-approve the material terms of the performance goals under the plan, to vote on a shareholder proposal requiring a report on our strategies surrounding distributed generation and such other business as may properly come before the meeting, or any adjournment thereof.

Thursday, May 19, 2016

10:00 a.m. Central Daylight Saving Time

Shawnee Room at the Maner Conference Center

Located at the southeast corner of 17th Street and Western Avenue

Topeka, Kansas 66612

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be available in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying Continental Stock Transfer and Trust Company by email at proxy@continentalstock.com.

Please Admit	Non-Transferable

▲ PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING ▲

WESTAR ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016.

Mark A. Ruelle, Anthony D. Somma and Larry D. Irick, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the Westar Energy, Inc. Annual Meeting of Shareholders to be held on May 19, 2016, or at any adjournment or postponement thereof, and to vote, as indicated on the reverse side, the shares of Common Stock which the undersigned would be entitled to vote if personally present at said meeting. If no direction is given, the shares will be voted as recommended by the Board of Directors as indicated on the reverse side. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment or postponement thereof, in accordance with their best judgment. This proxy also provides voting instructions to the plan administrator for shares held by the undersigned in the Westar Energy, Inc. 401(k) Employees’ Savings Plan.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Shareholders, Proxy Statement and our 2015

Annual Report are available at: www.cstproxy.com/westarenergy/2016.

(continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 18, 2016.

INTERNET/MOBILE – Have your proxy card available when you access the website http://www.cstproxyvote.com and follow the simple instructions to record your vote.

PHONE – Have your proxy card available when you call the Toll-Free number 866-894-0537 using a touch-tone telephone, and follow the simple instructions to record your vote.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING ▲

Westar Energy, Inc.	Proxy

All shares, including full and partial shares of stock credited to your Direct Stock Purchase Plan account, will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such proxy will be voted as recommended by the board of directors.

The Board of Directors recommends a vote FOR the three nominees listed below.	The Board of Directors recommends a vote FOR proposals 2, 3 and 4.

1. Election of three Class II directors to serve for a term of three years:	2. Advisory vote to approve named executive officer compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐
(1) Richard L. Hawley
(2) B. Anthony Isaac (3) S. Carl Soderstrom, Jr.	3. Ratification and confirmation of Deloitte & Touche LLP as our independent registered public accounting firm for 2016	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR all nominees (except as marked to the contrary above)	4. Approval of an amendment to our Long Term Incentive and Share Award Plan, as amended and restated, and re-approve the material terms of the performance goals under the plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ WITHHOLD authority to vote for all nominees listed

To withhold authority to vote for one or more individual nominees, strike a line through such nominee’s name(s) above.	The Board of Directors recommends a vote AGAINST proposal 5.
	5. Approval of the shareholder proposal requiring a report on our strategies surrounding distributed generation	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ I / We will attend the Annual Meeting to be held in Topeka, Kansas.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                     Signature, if held jointly                                                     Date                             , 2016

Please sign exactly as your name appears heron. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.